UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Southern Union Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5444 Westheimer Road

Houston, Texas  77056

March 26, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Southern Union Company to be held at 11:00 a.m. (Eastern Time) on Wednesday, May 5, 2010, at The Regency, 540 Park Avenue, New York, New York 10021.  A notice of the meeting, a Proxy Statement and a proxy card containing information about the matters to be acted upon are enclosed.

At this year’s Annual Meeting, you will be asked to vote on election of ten directors, ratification of PricewaterhouseCoopers LLP’s appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and approval of the adoption of Southern Union’s Second Amended and Restated Executive Incentive Bonus Plan.

Whether or not you plan to attend the meeting on May 5, 2010, please review our proxy materials and either mark, sign and date the enclosed proxy card or submit your proxy or voting instruction card, as applicable, by telephone or through the Internet. Instructions for each type of voting are included in the Notice of Internet Availability of Proxy Materials that you received and in this proxy statement. If you attend the meeting and prefer to vote at that time, you may do so.  Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,

Sincerely,

GEORGE L. LINDEMANN
Chairman of the Board and
Chief Executive Officer

5444 Westheimer Road

Houston, Texas  77056

Notice of Annual Meeting of Stockholders

To be Held May 5, 2010

To the holders of common stock of SOUTHERN UNION COMPANY:

The 2010 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Regency, 540 Park Avenue, New York, New York 10021:

DATE/TIME

Wednesday, May 5, 2010

11:00 a.m.  (Eastern Time)

PLACE

The Regency

540 Park Avenue

New York, New York 10021

For directions to the Annual Meeting, please contact the Secretary of the Company at (713) 989-2000.

PURPOSE

To consider the following Company business matters:

•                  The election of ten directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified (Proposal One);

•                  The ratification of the appointment of PricewaterhouseCoopers LLP as Southern Union’s independent registered public accounting firm for the year ending December 31, 2010 (Proposal Two);

•                  The approval of the adoption of Southern Union’s Second Amended Bonus Plan (Proposal Three); and

•                  The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your Board of Directors unanimously recommends that you vote FOR the election of each of the ten nominees to the Board of Directors named in Proposal One and FOR Proposals Two and Three, as further described in this Proxy Statement.

DOCUMENTS

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our 2009 Annual Report and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2009 Annual Report are available at www.sug.com/proxy_2010.  Our 2009 Annual Report, including our Form 10-K for the year ended December 31, 2009, does not form a part of the material for the solicitation of proxies.

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RECORD DATE

Holders of record of the Company’s common stock at the close of business on March 12, 2010 will be entitled to vote at the Annual Meeting or any adjournment thereof.  A complete list of stockholders of record entitled to vote at the Annual Meeting will be maintained in the Company’s principal executive office at 5444 Westheimer Road, Houston, Texas 77056 for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

VOTING

Holders entitled to vote may do so in any of the following manners:

•                  By marking, signing, dating and returning a proxy card.  To vote for the Company’s nominees, mark, sign, date and return the enclosed proxy card in the accompanying postage pre-paid envelope;

•                  Via the Internet or telephone in accordance with the instructions on your proxy card; or

•                  In person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy card bearing a later date.  If you are present at the meeting, you may revoke your proxy and vote in person on each matter brought before the meeting.

By Order of the Board of Directors,

ROBERT M. KERRIGAN, III

Vice President, Assistant General
Counsel and Secretary

Houston, Texas

March 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting.

Our Proxy Statement and 2009 Annual Report are available at www.sug.com/proxy_2010.

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Defined Terms

The following terms used in this Proxy Statement shall have the meanings set forth below.

“1992 Plan” means Southern Union’s 1992 Long Term Stock and Incentive Plan, dated July 1, 1992.

“401(k) Plan” means Southern Union’s Savings Plan.

“Amended Bonus Plan” means Southern Union’s Amended and Restated Executive Incentive Bonus Plan, dated February 14, 2006.

“Annual Meeting” means the annual meeting of stockholders of the Company to be held on May 5, 2010.

“Board” or “Board of Directors” means Southern Union’s Board of Directors.

“Bonus Plan” means Southern Union’s Executive Incentive Bonus Plan.

“Bylaws” means Southern Union’s Bylaws, as amended.

“Company” or “Southern Union” means Southern Union Company, a Delaware corporation.

“COSO” means The Committee of Sponsoring Organizations of the Treadway Commission.

“Directors’ Plan” means Southern Union’s Directors’ Deferred Compensation Plan, dated June 1, 1993.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Kasowitz Firm” means Kasowitz, Benson, Torres & Friedman, LLP.

“NYSE” means the New York Stock Exchange.

“Panhandle” means Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership.

“Panhandle Energy” means Panhandle, its affiliates and subsidiaries.

“Proxy Statement” means this proxy statement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Second Amended Bonus Plan” means Southern Union’s Second Amended and Restated Executive Incentive Bonus Plan, dated March 25, 2010.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Senior Executives” means all officers with the rank of Vice President or higher and all employees of the Company earning a base salary of $175,000 or more.

“Stock and Incentive Plan” means Southern Union’s Third Amended and Restated 2003 Stock and Incentive Plan, dated April 15, 2009.

“Supplemental Plan” means Southern Union’s Supplemental Deferred Compensation Plan, dated June 1, 1993.

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5444 Westheimer Road

Houston, Texas 77056

PROXY STATEMENT

The Southern Union Board of Directors is furnishing you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2010 Annual Meeting of Stockholders of Southern Union Company or any adjournment thereof.  The Annual Meeting will be held at 11:00 a.m., Eastern Time, Wednesday, May 5, 2010 at The Regency, 540 Park Avenue, New York, New York 10021.

This Proxy Statement, the Notice of the Annual Meeting and the enclosed proxy card are being mailed to stockholders on or about March 27, 2010. These same materials are available at www.sug.com/proxy_2010.  All properly executed written proxies that are received by the Board of Directors will be voted as directed by the stockholders at the Annual Meeting. Each person who is a Southern Union stockholder of record at the close of business on March 12, 2010, the record date, is entitled to vote at the Annual Meeting or any adjournments thereof.

Questions and Answers

Q:                      Why did you send me this Proxy Statement?

A:                     We sent this Proxy Statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting. This Proxy Statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 27, 2010.

Q:                    When and where is the Annual Meeting?

A:                     The Company’s Annual Meeting of Stockholders will be held at 11:00 a.m., Eastern Time, Wednesday, May 5, 2010, at The Regency, 540 Park Avenue, New York, New York 10021.

Q:                    Who is entitled to attend and vote at the Annual Meeting?

A:                     Stockholders as of the close of business on the record date, March 12, 2010, are entitled to attend and vote at the Annual Meeting or any adjournment thereof.  Each share of common stock is entitled to one vote.

Q:                    How do proxies work?

A:                     The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may vote for all, some, or none of our director nominees.  You may also vote for or against the other items or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm and for the approval of the adoption of Southern Union’s Second Amended Bonus Plan.

Q:                    How do I vote?

A:                     You may:

•                  Vote by marking, signing, dating and returning a proxy card.  To vote for the Company’s nominees, mark, sign, date and return the enclosed proxy card in the accompanying envelope;

•                  Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank or other holder of record.  Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm that your instructions have been properly recorded.  If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

•                  Place your vote by telephone by following the instructions on the proxy card or the instructions provided by your broker, bank or other holder of record; or

•                  Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

Q:                    Do I have to vote?

A:                     No.  However, your vote is important and we strongly encourage you to mark, sign, date and promptly return the enclosed proxy card so that your shares may be voted in accordance with your wishes and so the presence of a quorum may be assured.  Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation.  Voting your shares by the enclosed proxy card does not affect your right to vote in person in the event you attend the Annual Meeting.  You may vote for all, some or none of the Company’s director nominees.  You may abstain with respect to or vote “FOR” or “AGAINST” the other proposals.

Q:                    What does it mean if I receive more than one proxy card?

A:                     If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return all proxy cards you receive.  If you choose to vote by phone or Internet, please vote each proxy card you receive.  Only your latest dated proxy for each account will be voted.

Q:                    Will my shares be voted if I do not sign and return my proxy card?

A:                     They could be, but not for the approval of the director nominees or the approval of the adoption of the Second Amended Bonus Plan.

                                  If your shares are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, pursuant to NYSE rules, your broker, bank or other nominee may either use its discretion to vote your shares on “discretionary” items or leave your shares unvoted.  For any “non-discretionary” items being considered at the meeting (such as the approval of the director nominees and approval of the adoption of the Second Amended Bonus Plan), your broker, bank or other nominee would not be able to vote on such matters. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement.  We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.  Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:                    Can I change my vote?

A:                     Yes.  At any time before the persons named on your proxy card vote your shares of common stock at the Annual Meeting as you have instructed, you can change or revoke your vote if the Company’s Secretary receives a written notice from you or a subsequently signed and dated proxy card.

Q:       What will I likely be voting on?

A:       There are THREE proposals that are expected to be voted on at the Annual Meeting:

•                The election of ten members of our Board of Directors;

•                The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

•                The approval of the adoption of Southern Union’s Second Amended Bonus Plan.

As of the date this Proxy Statement was printed, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Q:       What are the Board’s recommendations?

A:       The Board of Directors recommends a vote:

•                FOR the election of each of the directors nominated by the Company;

•                FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

•                FOR the approval of the adoption of Southern Union’s Second Amended Bonus Plan.

Q:                    What constitutes a quorum?

A:                     As of the record date, 124,420,148 shares of common stock were issued and outstanding.  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.  If you vote, then your shares will be considered part of the quorum.  Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum for the Annual Meeting.

Q:                    What is a broker non-vote?

A:                     Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares only on certain matters.  Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.  Brokers normally have discretion to vote on certain matters, such as the ratification of independent registered public accounting firms, but lack discretionary authority on certain other items, such as stockholder proposals, director elections or amendments to stock and incentive or bonus plans.  Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on the approval of the director nominees or the adoption of the Second Amended Bonus Plan, your broker or other nominee will not be able to vote your shares on such matter.  We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important matters.  You should vote your shares by following the instructions provided on the voting instruction card and returning your proxy card to your broker, bank or other nominee to ensure that a proxy card is voted on your behalf.

Q:                        How many votes are needed to approve each item in this Proxy Statement?

A:                         Election of Directors. The ten director nominees receiving the highest number of affirmative votes cast will be elected to fill the seats on the Board.  Abstentions and broker non-votes have no effect on the outcome of the election of directors under Proposal One.

Ratification of auditor selection. The affirmative vote of a majority of the stock having voting power represented at the Annual Meeting in person or by proxy is necessary for this proposal to be approved.  Any shares not voted as a result of an abstention or a broker non-vote effectively will be treated as a vote against Proposal Two because they will count in determining whether the shares are present, but not as a vote for Proposal Two.

Approval of the adoption of Southern Union’s Second Amended Bonus Plan.  The proposal to adopt the Second Amended Bonus Plan requires the affirmative vote of a majority of the shares present at the meeting, either by proxy or in person, provided that at least 50% of the common stock outstanding is voted on the proposal.  Broker non-votes do not count as votes for or against this proposal.  Any shares not voted as a result of an abstention effectively will be treated as a vote against Proposal Three because they will count in determining whether the shares are present, but not as a vote for Proposal Three.

Q:                    Who will tabulate the votes?

A:                     A representative from Computershare, the Company’s transfer agent, will tabulate the votes and, together with the Company’s Secretary, will act as inspector of the election.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election.  The inspectors will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.  If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice.  Any proxy card that is returned signed but not marked will be voted FOR each of the directors nominated by the Company, FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of the adoption of Southern Union’s Second Amended Bonus Plan, and as the proxy holder deems desirable for any other matters that may come before the Annual Meeting.  Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

A broker will not have discretionary authority to vote shares with respect to Proposal One or Proposal Three. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement.  You should vote your shares by following the instructions provided on the voting instruction card.

Q:                      Is my vote confidential?

A:                     Yes.  Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential.  Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card.  Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

Q:                    Who pays the solicitation expenses for this Proxy Statement and related Company materials?

A:                     Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to owners of common stock.

Q:                    May I access this year’s Proxy Statement and Annual Report via the Internet?

A:                     Yes.  This Proxy Statement and our 2009 Annual Report, which includes our Form 10-K for the year ended December 31, 2009, are available on our website at www.sug.com/proxy_2010.

Q:                    How do I obtain a copy of the Company’s materials related to corporate governance?

A:                     Our Corporate Governance Principles, charters of each standing Board committee and other materials related to our corporate governance can be found on the Corporate Governance section of our website at www.sug.com.

Q.                     When are the 2011 stockholder proposals due?

A:                     Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, all stockholder proposals must be submitted in writing by November 27, 2010 to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Secretary. The notice should contain the text of any proposal, the name and address of the stockholder as it appears in the books of the Company, the number of common shares of the Company that are beneficially owned by the stockholder, and any material interest of the stockholder in such business.  If a stockholder submits a proposal for consideration at the 2011 annual meeting after November 27, 2010, the Company’s proxy for the 2011 annual meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2011 annual meeting.  Under the Bylaws, in order to be considered at the 2011 annual meeting, any stockholder proposal (other than a director nomination, which is addressed below) must be delivered to the Company’s Secretary at the principal executive offices of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders (on January 5, 2011 assuming a May 5, 2010 Annual Meeting); provided, however, that if the Board of Directors schedules the annual meeting for a date more than 30 calendar days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be deemed timely if it is delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Q:                    How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A:                     Any member of the Board of Directors or any stockholder or group of stockholders entitled to vote in an election meeting and who is a stockholder of record at the time of making any such notice may recommend any person as a nominee for director of Southern Union by submitting such recommendation or notice of nomination in writing to the Corporate Governance Committee through its Chairman at the principal executive offices of the Company not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting (for the 2011 meeting, such notice must be received by November 27, 2010)  (the “Notice”).  In cases where the Company changes its annual meeting date by more than 30 calendar days from year to year, or intends to hold an election meeting at a time other than at the annual meeting, the Notice must be received by the Chairman of the Corporate Governance Committee no later than the close of business on the 10th calendar day following the date on which notice of the date of the annual meeting or election meeting is publicly disclosed.

Proposal One

To Elect Ten Directors

Nominees for Election

(Item 1 on the proxy card).

There are ten nominees for election to the Board of Directors.  Except for Mr. Herschmann, each of the director nominees was elected by our stockholders at our 2009 Annual Meeting.  Effective August 31, 2009, Mr Herschmann was appointed to the Board of Directors, upon recommendation of the Corporate Governance Committee of the Board of Directors.  Mr. Herschmann is standing for election by the stockholders for the first time.

The Board of Directors has determined that eight of the ten director nominees, Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter, Rountree and Scherer and Ms. Barzuza are “independent,” as that term is defined in the NYSE director independence standards.  Further, each of the independent directors meets the additional independence criteria set forth in the Company’s Corporate Governance Guidelines.  Each director to be elected pursuant to this Proposal One will hold office until the 2011 annual meeting of stockholders.  In any event, a director elected pursuant to this Proxy Statement will hold office until his or her successor is elected and is qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

Information about the nominees for election as directors appears below:

George L. Lindemann has been Chairman of the Board, Chief Executive Officer and a director since 1990.  Mr. Lindemann also served as the Company’s President from November 2005 until May 2008.  He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. from its formation in 1983 until its sale to Bell Atlantic Corp. in April 1992.  He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982.  Age:  73.

Mr. Lindemann has been the primary architect of the Company’s transformation from a natural gas distribution company to one of the nation’s leading diversified natural gas companies.  Mr. Lindemann continues to set the strategic vision for the Company, utilizing his strong leadership and management skills, as well as his comprehensive knowledge of the natural gas industry and the Company.

Michal Barzuza has been an Associate Professor of Law at the University of Virginia School of Law, where she has offered courses in corporate governance, law and finance, corporate law policy and corporations.  Prior to joining the University of Virginia faculty in 2005, Ms. Barzuza was the John M. Olin Research Fellow in Law & Economics at the Harvard Law School, Olin Center for Law, Economics and Business.  Director since 2008.  Age:  38.

Through her position as a law professor and service on law school, university and Company committees, Ms. Barzuza gained experience and knowledge in corporate governance and in institutional work, and brings the Company diverse experience and background.

David Brodsky has been a private investor for over five years.  He was Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001.  Mr. Brodsky is currently a member of the board of directors and the Audit Committee of Harris Interactive Inc.  Director since 2002.  Age:  72.

Mr. Brodsky has strong executive management skills and extensive experience serving on multiple public boards and committees.  He currently utilizes his financial literacy and managerial experience as the chairman of the Company’s Audit Committee.

Frank W. Denius has been Chairman Emeritus of the Company since 1990 and during such time has been engaged primarily in the private practice of law in Austin, Texas.  Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company.  Mr. Denius has served as chairman of the board of Aztec Oil and Gas Company. He also served on the boards of directors of Supron Energy Company, Delhi Taylor Oil Corporation and Delhi International Oil Corporation. In addition, he served as general counsel to Delhi Pipeline Corporation.  Director since 1976.  Age:  85.

Through his prior executive position with the Company, his long-term service on the Board of the Company and other boards of directors, including certain national banking institutions, Mr. Denius has developed a comprehensive understanding of the Company’s business as well as a strong knowledge of the energy industry and the capital markets.  This experience gives him unique insights into the functioning of the executive management team, the Company’s organic growth strategy, financial reporting and its corporate financing activities.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana since 1969.  He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978, an Assistant Professor of Ophthalmology at Tulane University since 1969 and is a past president of the Macula Society.  Dr. Gitter has previously served on the Boards of Escalon Medical Corporation, Metro Mobile CTS, Inc. and Akorn, Inc.  Director since 1995.  Age:  73.

Through his current and previous directorships, Dr. Gitter has obtained significant knowledge and experience in matters involving public companies.  Dr. Gitter’s service on various public boards, operation of his medical practice and his investment background provide the Company with the benefit of diverse experience and background.

Eric D. Herschmann is Vice Chairman of the Board, a position he has held since August 2009, and President and Chief Operating Officer of Southern Union, positions he has held since May 2008.  Mr. Herschmann previously served as Senior Executive Vice President of the Company from November 2005 until May 2008.  Mr. Herschmann also acted as Interim General Counsel of the Company from January 2005 until October 2007.  Mr. Herschmann has served as outside counsel for the Company since 1997 and as its national litigation counsel since 1999.  He continues to retain his partnership interest in the Kasowitz Firm, where he has been a partner since 1996.  Prior to going into private practice, Mr. Herschmann was legal counsel for Citibank, NA’s corporate audit department, where he oversaw significant risk investigations.  Director since 2009.  Age: 46.

Through his legal practice, Mr. Hershmann has gained significant knowledge and experience in legal affairs, particularly on litigation matters.  By serving in executive management roles with the Company, he has gained a thorough understanding of the Company’s business and the natural gas industry in general.  Through Mr. Herschmann’s various roles with the Company, he has helped execute the Company’s transformation from a natural gas distribution company to one of the nation’s leading diversified natural gas companies.  Mr. Herschmann’s experience positions him to assist Chairman Lindemann and the Board in setting the strategic vision of the Company.

Herbert H. Jacobi has been Honorary Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German private bank, since 2004, after serving as Chairman since 1998.  He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998.  He was a managing partner of Berliner Handels-und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977.  He is currently a director of DIC Deutsche Investors’ Capital AG.  He is Honorary President of German-American Federation Steuben-Schurz e.V.   Mr. Jacobi is also a director of the Palm Beach Civic Association. Mr. Jacobi previously served as a director of Gillette Company.  Director since 2004.  Age:  75.

Mr. Jacobi gained significant executive, managerial and financial experience and knowledge through the positions described above, including his service on other public company boards.  Mr. Jacobi’s overall business acumen has proved invaluable to the Board, in particular with respect to corporate governance, financial matters and capital market transactions.

Thomas N. McCarter, III has been a private investor and a general partner in W.P. Miles Timber Properties for over five years. Mr. McCarter is the retired chairman of Stillrock Management, Inc.  Mr. McCarter is Chairman of Ramapo Land Company, a director of the Institute of Scientific Investment and Governance (Tokyo, Japan) and serves on the advisory board of Runnymede Capital Management, Inc.  Director since 2005.  Age:  80.

By virtue of his work at Stillrock Management, Inc. and his service with the organizations described above, Mr. McCarter brings his financial expertise to the Board, including a deep understanding of financial statements, corporate finance, accounting and capital markets.  Because of Mr. McCarter’s background and skill, he has been chosen by the other members of the Board to serve as the Company’s Lead Independent Director.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina since 1962.  He has been a senior partner in the law firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965.  Mr. Rountree has served in both the North Carolina State Senate, including as a minority whip, and the State House of Representatives and as legislative counsel to North Carolina Governor James E. Holshouser, Jr.  Mr. Rountree currently serves as Lead Independent Director and as chairman of the Compensation Committee of MMC Energy, Inc. and previously served as a director of Metro Mobile CTS, Inc.  In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame.  Director since 1990.  Age:  76.

Mr. Rountree’s years of legal practice, together with his public service and service on boards and committees of public companies, provides the Board with expertise in the areas of corporate governance, compliance and executive compensation.

Allan D. Scherer has been a private investor in both real estate and oil and gas since 1987.  From 1978 to 1987, he was Vice President of the Palm Beach Polo & Country Club, a 2,000-acre real estate and equestrian development in West Palm Beach, Florida.  He was a consultant to Gulf & Western Corporation in its development of the Casa de Campo resort in the Dominican Republic from 1973 to 1978, and was President and Chief Executive Officer of privately-held McGrath-Shank Company, developers of the Belmont Shore and Alamitos Bay properties in Southern California, from 1955 to 1973.  Director since 2005.  Age:  78.

Mr. Scherer’s managerial experience and investing background offer the Company expertise in corporate financial matters and strategic planning.

Vote Required and Board Recommendation

The ten nominees with the greatest number of affirmative votes duly cast at the Annual Meeting will be elected as directors.  Shares represented by executed proxy cards will be voted, if authority to do so is not withheld, for the election of the ten nominees named above.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

Each of the nominees named above was recommended by the Corporate Governance Committee for election to the Board of Directors by the stockholders.

All nominees named above have indicated their willingness to serve, if elected; however, if at the time of the Annual Meeting, any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other persons as the Board may designate.  Should no substitute be designated, votes will be cast according to the judgment of George L. Lindemann and Thomas N. McCarter, III.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees named above to the Board of Directors.

Proposal Two

To Ratify the Appointment of PricewaterhouseCoopers LLP
as Independent Registered Public Accounting Firm

Description of Proposal Two

(Item 2 on the proxy card).

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements and the effectiveness of its internal control over financial reporting for the period ending December 31, 2010, and the Board of Directors, upon recommendation of the Audit Committee, has determined that it would be desirable to request that the stockholders ratify such appointment.

PricewaterhouseCoopers LLP has served as the independent registered public accounting firm of the Company and its subsidiaries since 1990.  PricewaterhouseCoopers LLP is considered by the Company’s Audit Committee and management to be well qualified.  Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not legally required.  Nevertheless, the Audit Committee and the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted for stockholder ratification as a matter of good corporate practice.  If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP at the Annual Meeting, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Southern Union and its stockholders.

Vote Required and Board Recommendation

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 requires the affirmative vote of a majority of the stock having voting power represented at the Annual Meeting in person or by proxy.  Any shares not voted as a result of an abstention or a broker non-vote effectively will be treated as a vote against this proposal because they will count in determining whether the shares are present, but not as a vote for this proposal.

Our Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Proposal Three

To Approve the Adoption of Southern Union’s Second
Amended and Restated Executive Incentive Bonus Plan

Description of Proposal Three

(Item 3 on the proxy card).

In September 2003, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved and adopted the Bonus Plan to govern the award and payment of cash bonuses during the five fiscal years beginning with 2004 to certain of Southern Union’s executive officers, and directed that the Bonus Plan be submitted to the Company’s stockholders for approval so that payments under the Bonus Plan may be deductible by Southern Union for federal income tax purposes. Southern Union’s stockholders approved the Bonus Plan at the annual meeting of stockholders held on November 4, 2003. In February 2006, the Board of Directors, upon recommendation of the Compensation Committee, unanimously approved and adopted the Amended Bonus Plan and directed that it be submitted to the stockholders for approval. Southern Union’s stockholders approved the Amended Bonus Plan at the annual meeting of the stockholders held on May 2, 2006.  On March 25, 2010, the Board of Directors, upon recommendation of the Compensation Committee, unanimously approved and adopted the Second Amended Bonus Plan and directed that it be submitted to the stockholders for approval.  The Second Amended Bonus Plan will become effective when approved by the stockholders.

The purpose of the Second Amended Bonus Plan is to enhance Southern Union’s ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote the Company’s success. The Second Amended Bonus Plan is also intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Board believes that the Second Amended Bonus Plan serves Southern Union’s interests by focusing management’s attention on the achievement of those goals that the Board determines to be strategically and operationally important for the Company. The Board also believes that it is in the best interests of Southern Union and its stockholders to provide for a Section 162(m) qualified plan so that cash bonuses to be paid to its executive officers thereunder are eligible for federal income tax deductibility.  Generally, Section 162(m) prevents receipt of a federal income tax deduction for compensation paid to a “Named Executive Officer” (see “2009 Executive Compensation — Summary Compensation Table”) in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that compensation be paid pursuant to a plan that has been approved by the Company’s stockholders.

Amendments Included in the Second Amended Plan

The adoption of the Second Amended Bonus Plan will effectuate the following amendments to the existing plan:

•                  Amend the definition of “Consolidated Net Income” to include certain adjustments to net income;

•                  Provide that the maximum Incentive Bonus that may be payable to any Eligible Executive for any fiscal year will be 2.5% of the Consolidated Net Income for that fiscal year; provided, however, that in no event shall any such Incentive Bonus payable to an Eligible Executive exceed $6.0 million in the aggregate for any fiscal year; and

•                  Define “Eligible Executive” as the Company’s Chief Executive Officer, President and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and the Treasury Regulations.

Summary Description of the Second Amended Bonus Plan

The following is a brief summary of the material features of the Second Amended Bonus Plan. This summary is qualified in its entirety by reference to the text of the Second Amended Bonus Plan, a copy of which is attached as Appendix I and is available without charge upon written request to the Secretary of the Company.

Administration and Operation

The Second Amended Bonus Plan will be administered by a committee of at least two “outside” directors (within the meaning of Internal Revenue Code Section 162(m)) designated from time to time by the Board. The Compensation Committee has been charged with the responsibility of administering the Second Amended Bonus Plan and will have complete and absolute authority to make any and all decisions regarding the administration of the Second Amended Bonus Plan, including interpreting the terms and provisions of the Second Amended Bonus Plan and establishing, adjusting, paying or declining to pay bonuses under the Second Amended Bonus Plan.

Eligible Executives

Participation in the Second Amended Bonus Plan will be limited to “Eligible Executives,” which is defined as the Chief Executive Officer, President and any other executive officer of Southern Union designated by the Compensation Committee. No non-employee director or non-executive officer employee will be entitled to participate in, or otherwise receive benefits under, the Second Amended Bonus Plan.

Performance Goal

The Compensation Committee has chosen “Consolidated Net Income” as the measure of performance necessary for the payment of bonuses under the Second Amended Bonus Plan. For purposes of the Second Amended Bonus Plan, “Consolidated Net Income” shall mean, for any Fiscal Quarter or Fiscal Year, the net income of the Company, as reported in accordance with generally accepted accounting principles, as adjusted for amounts impacting the Company and its equity investments related to the following:  (i) extraordinary events or transactions under Accounting Standards Codification Topic 225, Subtopic 20, Paragraph 45, other than gains on business combinations, gains on the early extinguishment of debt and business interruption insurance recoveries; (ii) unrealized gains/losses associated with mark-to-market derivative instruments that are nonqualified for accounting hedge treatment; provided, however, that derivative instruments that are nonqualified for accounting hedge treatment shall be recognized when settled as if they were accounted for as qualified accounting hedges, (iii) changes in tax laws, (iv) changes in generally accepted accounting principles or changes in accounting policies, (v) acquisition costs, losses on divestitures, restructuring charges and costs to exit an activity (vi) restatements of prior period financial results, (vii) impairments, casualty, environmental and litigation losses, and (viii) any other individual unusual or non-ordinary expense item in an amount greater than $20,000,000, in the case of clauses (i) through (viii) as separately identified and quantified in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q; provided, however, that no such adjustment shall be made if the effect of such adjustment would cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Establishment of Target Bonuses

Within 90 days after the end of each fiscal year, the Compensation Committee will designate those Eligible Executives who are to be participants in the Second Amended Bonus Plan for the then-current year and will specify the terms and conditions for the determination and payment of an “Incentive Bonus” to each of those participants.  Within 20 days after the end of each fiscal quarter, the Compensation Committee will designate those Eligible Executives who are to be participants in the Second Amended Bonus Plan for the then-current quarter and will specify the terms and conditions for the determination and payment of an “Incentive Bonus” to each of those participants.  The maximum Incentive Bonus that may be payable to any Eligible Executive for any fiscal quarter will be 4.0% of the Consolidated Net Income for such fiscal quarter and the maximum Incentive Bonus that may be payable for any fiscal year will be 2.5% of the Consolidated Net Income for that fiscal year; provided, however, that in no event shall any such Incentive Bonus payable to an Eligible Executive exceed $6.0 million in the aggregate for any fiscal year.  The Compensation Committee may condition the payment of an Incentive Bonus upon the attainment of a minimum dollar amount of Consolidated Net Income and may set a maximum bonus amount for each Eligible Executive in accordance with the limits of the Second Amended Bonus Plan.  In addition, the Compensation Committee has reserved the right to reduce bonus payments (including a reduction in such amounts to zero) notwithstanding the achievement of the Performance Goal, based on such objective or subjective standards as shall be determined by the Compensation Committee from time to time.

Committee Certification and Determination of Incentive Bonuses

After the end of each fiscal year or fiscal quarter, the Compensation Committee will certify in writing whether the stated performance goal has been met and will determine the actual amount of the Incentive Bonus to be paid to each Second Amended Bonus Plan participant. In determining that amount, the Compensation Committee will consider the target bonus amount and stated performance goal established at the beginning of the year, the degree to which the established standards were satisfied and any other objective or subjective factors it deems appropriate.  Bonuses are discretionary, and the Compensation Committee may reduce the amount of, or eliminate altogether, any Incentive Bonus that would otherwise be payable.

Payment of Incentive Bonuses

Each Incentive Bonus for the first, second and third fiscal quarters shall be paid by March 15th of the fiscal year immediately following the fiscal year for which such amounts are earned by the Eligible Executive.  Each annual Incentive Bonus and/or Incentive Bonus for the fourth fiscal quarter payable under the Second Amended Bonus Plan shall be paid during the fiscal year immediately following the fiscal year for which such amount is earned by the Eligible Executives.  Such Incentive Bonus payments shall be subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus or the payment of all or a portion of his or her Incentive Bonus in some form other than cash if such alternatives are available.

Adoption, Amendment, Suspension and Termination of the Second Amended Bonus Plan

Subject to the approval by the Company stockholders as described herein, the Second Amended Bonus Plan shall be effective for the 2010 fiscal year and shall continue in effect until the fifth anniversary of the date of Company shareholder approval at the Annual Meeting (or any adjournment thereof).   If the Company stockholders do not approve the Second Amended Bonus Plan, the Amended Bonus Plan shall continue in effect in accordance with its terms.

The Board may suspend or terminate the Second Amended Bonus Plan at any time. In addition, the Board may amend the Second Amended Bonus Plan from time to time as it deems advisable, except that, without the approval of the stockholders, the Board may not amend the Second Amended Bonus Plan to: (i) increase the maximum amount of the Incentive Bonus that may be paid or otherwise materially increase the benefits accruing to any Eligible Executive under the Second Amended Bonus Plan; (ii) materially modify the eligibility requirements for participation in the Second Amended Bonus Plan; or (iii) change the material terms of the stated performance goal.

Federal Income Tax Consequences

The following is a brief description of the material U.S. federal income tax consequences associated with payments under the Second Amended Bonus Plan. This description is based on existing U.S. laws and regulations, and there can be no assurances that those laws and regulations will not change in the future. Tax consequences in other countries vary.

Under present federal income tax law, a participant in the Second Amended Bonus Plan will be taxed at ordinary income tax rates on the cash portion of the bonus in the year in which such cash was received. If a participant elects to defer a portion of the bonus or to receive it in some form other than cash (if such alternatives are available), the participant may be entitled to defer the recognition of income.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m). However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid based solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the Second Amended Bonus Plan providing for such compensation is approved by the stockholders. The Second Amended Bonus Plan is designed to meet these requirements. To qualify, we are seeking stockholder approval of the Second Amended Bonus Plan.

Generally, and subject to the provisions of Section 162(m) of the Internal Revenue Code, Southern Union will receive a federal income tax deduction corresponding to the amount of income recognized by the Second Amended Bonus Plan participants.

New Plan Benefits

The Incentive Bonuses, if any, that will be paid to Second Amended Bonus Plan participants for the life of the plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Vote Required and Board Recommendation

The proposal to adopt the Second Amended Bonus Plan requires the affirmative vote of a majority of the shares present at the meeting, either by proxy or in person, provided that at least 50% of the common stock outstanding is voted on the proposal. Broker non-votes do not count as votes for or against this proposal.  Any shares not voted as a result of an abstention effectively will be treated as a vote against Proposal Three because they will count in determining whether the shares are present, but not as votes for Proposal Three.

Our Board of Directors unanimously recommends a vote FOR the approval of the adoption of the Second Amended Bonus Plan.

Corporate Governance

Corporate Governance Guidelines

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted a code of ethics and business conduct for directors, officers and employees, known as the Code of Ethics and Business Conduct (the “Code”). The Company also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of the Company. All of these documents are available at www.sug.com by first clicking on “Corporate Governance” and then on “Governance Documents”.

The Corporate Governance Guidelines address the mission, makeup, responsibilities and functioning of the Board, qualifications for directors, standards for director independence determinations, the composition and responsibilities of committees, director access to management and independent advisors, director compensation, director orientation and continuing education, annual self-evaluation of the Board and its committees, director share ownership requirements and director and management succession.  The Board of Directors recognizes that effective corporate governance is an ongoing process and the Board, either directly or through the Corporate Governance Committee, will review the Company’s Corporate Governance Guidelines annually, or more frequently if deemed necessary.

On an annual basis, each Director and executive officer is required to complete a Directors’ and Officers’ Questionnaire that includes disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  In addition, each member of the Board conducts an annual self-evaluation with respect to the Board and any Board committees on which he or she serves.

As part of its annual governance review and for the reasons stated below, on February 24, 2010, each of the Company’s independent directors voluntarily executed and delivered a conditional letter of resignation to the Board.  Each conditional letter of resignation provides that the resignation shall only become effective upon its acceptance by a majority of the Board, and only in the event that a majority of the Board determines that the director is not meeting the strategic needs of the Company or the business oversight or other provisions of the Company’s Corporate Governance Guidelines.

This action was taken individually and voluntarily by each independent director.  The independent directors believe that such action was appropriate and in the best interests of the Company’s shareholders in light of the recent focus on director qualifications by the SEC and others as well as the changes to the Company’s Corporate Governance Guidelines recently adopted by the Board.

The conditional letters of resignation may not be withdrawn and each director must recuse himself/herself from the Board’s consideration, if any, of its acceptance of his or her conditional resignation.

Director Independence

In accordance with NYSE rules, the Board determines the independence of each director and nominee for election as a director in accordance with guidelines adopted by the Board, which include all elements of independence set forth in the NYSE listing standards.

Southern Union’s Corporate Governance Guidelines require that a majority of the Board be composed of “independent directors,” as defined by the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.  The Corporate Governance Guidelines provide that, absent other considerations, a director will be deemed to be independent if:

•                  neither the director nor any member of the director’s immediate family has been employed by, or received direct compensation (other than director’s fees, pension payments or other form of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) from the Company or any of its affiliates during the past three years (compensation received by an immediate family member for service as a non-executive employee is not considered in determining independence under this test);

•                  neither the director nor any member of the director’s immediate family is, or in the past three years has been, affiliated with or employed (or, in the case of an immediate family member, employed in a professional capacity) by a present or former internal or external auditor of the Company or any of its affiliates;

•                  neither the director nor any member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs such director of the Company, or a member of such director’s immediate family, as an executive officer;

•                  neither the director nor any member of the director’s immediate family is, or in the past three years has been, an executive officer (or, in the case of the director, an employee) of a company that makes payments to, or receives payments from, the Company for property or services in an annual amount that exceeds 1% of such other company’s consolidated gross revenues; and

•                  neither the director nor any member of the director’s immediate family is, or in the past three years has been, an officer or director of a non-profit organization that has received charitable contributions from the Company or any of its subsidiaries or affiliates in an annual amount in excess of the greater of $100,000 or 1% of such organization’s gross revenues.

An “immediate family member” includes the director’s spouse, parents, children, siblings, in-laws and anyone (other than domestic employees) who shares the director’s home.

The Board has determined that each of Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter, Rountree and Scherer and Ms. Barzuza is an “independent director” under the current listing standards of the NYSE and the Corporate Governance Guidelines and each of the Compensation, Corporate Governance and Audit Committees are composed entirely of independent directors under the NYSE listing standards and the Company’s Corporate Governance Guidelines.  In addition, each of the members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.  In so doing, the Board determined that each of these individuals met the “bright line” independence standards of the NYSE listing standards and the director independence criteria set forth in the Company’s Corporate Governance Guidelines.

In addition, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Lead Independent Director

Thomas N. McCarter, III has served as the Lead Independent Director since the 2007 annual meeting.  Mr. McCarter presided over executive sessions of the independent directors, assisted in setting their respective agendas and acted as a liaison between these groups and the chairman.  During 2009, the independent directors met as a group five times.  These meetings were conducted, without any management director or employees of the Company present (except by invitation), to discuss matters related to the oversight of the Company, compliance with NYSE and SEC rules, and the performance of management.

Stockholders and other parties of interest who wish to communicate with the independent directors or the Lead Independent Director may do so in writing to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Lead Independent Director, c/o Secretary.

All such correspondence is reviewed by the Secretary’s office, which enters pertinent information into a log for tracking purposes and forwards the material to the applicable director.

Communications with the Board

The Board of Directors has established a process for interested parties to communicate with the Board.  Such communication should be in writing, addressed to the Board or an individual director, c/o Secretary, Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056.  The Secretary will forward all communications to the addressee.

Code of Ethics

The Board of Directors believes that Southern Union’s Code and its Corporate Governance Guidelines, together with the Board committee charters and the Company’s Certificate of Incorporation and Bylaws, provide an effective framework for the governance of Southern Union.

The Company, by and through the Audit Committee of the Board of Directors, has adopted the Code, which is designed to reflect commentaries and interpretations of the Sarbanes-Oxley Act, NYSE rules, other applicable laws, rules and regulations as well as best practices.  The Code applies to all directors, officers and employees.  Any amendment to, or waiver from, the Corporate Governance Guidelines or Code will be promptly posted on the Company’s website at www.sug.com.

Risk Management

The Board is actively involved in the oversight of risks that could affect the Company.  This oversight is conducted primarily through the Board with respect to certain significant matters, including strategic direction, and by the various committees of the Board as summarized below and in accordance with their charters.  The Company’s Audit Committee has retained primary responsibility with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.  The Board, in its entirety or through the Audit Committee, satisfies its risk oversight responsibilities through receipt of full reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company.

Board Leadership Structure

The Board believes that it is in the best interests of the Company and its shareholders for the Board to have the flexibility to determine how to fill the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). At the present time, Mr. Lindemann’s dual role as Chairman and CEO is directly attributable to his unique role as primary architect of the Company’s strategic vision, as well as his responsibility for achievement of the Company’s operational goals.  Moreover, the Board believes that the current Chairman and CEO is uniquely situated to drive the Company’s current growth strategy and maximize shareholder value.  As such, the Board currently believes that the Company and its shareholders are best served by having the CEO also serve as Chairman.  In the event of the current Chairman and CEO’s death, disability or retirement, it is currently expected that the Chairman and CEO positions would be held by two different individuals.

The Board is committed to high standards of corporate governance and takes its oversight role of the CEO and management very seriously.  The Board has worked diligently to provide its independent directors with a higher level of involvement in the oversight of the operations of the Company.  For example, the Board disbanded its Executive Committee to ensure that all significant decisions were made by the Board.  The Board has also adopted Corporate Governance Guidelines that require that a majority of the Board be composed of independent directors.  The Compensation, Corporate Governance and Audit Committees are composed entirely of independent directors.   Moreover, the Board has empowered its independent directors by providing for regularly scheduled meetings of the independent directors.  At each of these meetings, the independent directors meet in executive session without management present (except by invitation).  The independent directors have appointed an “Independent Directors’ Chairman”, who also serves as the Lead Independent Director and presides at the regularly scheduled meetings of the independent directors.  The Lead Independent Director also serves as a liaison between each of the independent directors and the Chairman/CEO.  The independent directors, through the independent Board committees, including the Compensation, Corporate Governance and Audit Committees, have an active role on matters relating to corporate governance, the Company’s financial statements and the Company’s risk profile.

Review, Approval or Ratification of Transactions with Related Persons.

On October 28, 2004, the Board unanimously adopted resolutions regarding the Company’s policies and procedures for the review, approval or ratification of certain transactions between directors or members of their immediate families and the Company.  The Company’s policy is that any transaction in which a director (or an immediate family member) has an interest that is in conflict or potential conflict with the interests of the Company shall be prohibited, unless the Board unanimously and affirmatively determines that:

•                  the transaction was fully disclosed to the Board prior to the date on which the parties propose to enter into such transaction;

•                  the transaction is in the best interests of the Company; and

•                  the transaction is not material to the Company or to the director (or his or her immediate family members or affiliates, as applicable);

•                  the transaction would not compromise the director’s independence, either under the federal securities laws or the listing standards established by the NYSE; and

•                  the amount of the transaction is less than $120,000 and would not otherwise be required to be disclosed in the Company’s proxy statement or other filing mandated by the SEC.

In 2005, the Company issued the Conflict of Interest Policy regarding the procedures for notification and clarification of potential conflicts of interest between the Company and its employees and Board members.  This policy provides that employees and Board members are expected to act in the best interests of the Company at all times and to avoid actual or apparent conflicts of interest.  Further, the policy mandates that if a relationship or other conflict of interest exists or may potentially exist, then it must be disclosed to the Company’s Chief Ethics Officer who will determine whether a conflict exists and work to resolve any potential or actual conflict of interest in accordance with the Company’s Code.  Any substantive waiver or exception to the conflict of interest policy granted for executive officers or directors will promptly be disclosed to stockholders to the extent required by applicable law or stock exchange rules or regulations.  Pursuant to the Company’s Code, directors, officers and employees are specifically to avoid:

•                  any actual or apparent conflict between their own personal interests and the interests of the Company;

•                  taking actions or having personal interests that may interfere with the effective performance of work for the Company;

•                  taking, for their own benefit, opportunities discovered through their use of corporate assets or information;

•                  using corporate property, information or position for personal gain; and

•                  securities transactions based on material, non-public information learned through their positions with the Company.

Transactions with Related Persons

Eric D. Herschmann was appointed as Vice Chairman of the Board in August 2009 and President and Chief Operating Officer of the Company in May 2008.  Mr. Herschmann previously served as Senior Executive Vice President of the Company from November 2005 until May 2008 and as the Company’s Interim General Counsel from January 2005 until October 2007. Mr. Herschmann also continues to serve as a partner of, and to be compensated by, the Kasowitz Firm, which provides legal services to the Company and certain of its affiliates. Compensation to Mr. Herschmann by the Kasowitz Firm, where he has been a partner since 1996, is solely at the discretion of the Kasowitz Firm.

During 2009, the Kasowitz Firm billed the Company and its affiliates an aggregate of $8,040,416 for legal services, including reimbursement of expenses.  Mr. Herschmann continues to perform legal work for the Company.

Meetings and Committees of The Board

Board of Directors

Currently, the Board of Directors is comprised of ten directors, each of whom serves a one-year term or until his or her successor is duly elected and qualified.

The Board of Directors held eight meetings and acted by unanimous written consent on fifteen occasions during 2009.  During 2009, all directors attended at least 75% of the total number of meetings of the Board and any committees on which they served while they were a director and a member of such committee.  All directors are expected to attend the Annual Meeting.  Each Board member who was a director at the time of the 2009 Annual Meeting attended that meeting

BOARD COMMITTEES

Corporate Governance Committee

The Corporate Governance Committee is currently composed of independent directors Messrs. Jacobi (Chairman) and Rountree and Ms. Barzuza.  By virtue of his status as Lead Independent Director, Mr. McCarter serves as an “ex officio” non-voting member of the Corporate Governance Committee.  The Corporate Governance Committee met four times during 2009.  This Corporate Governance Committee oversees all matters of corporate governance for Southern Union, including Board nominee evaluations, recommendations of nominees to the full Board and ongoing review of the Company’s Corporate Governance Guidelines and compliance therewith.  The Board of Directors has adopted a charter for the Corporate Governance Committee, which is available at www.sug.com.

Nomination of Directors

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Corporate Governance Committee will consider the criteria outlined in the Corporate Governance Committee’s charter, which include experience, skill, background, integrity and independence.  The Corporate Governance Committee will also determine whether the candidate meets the minimum qualifications listed in the Company’s Corporate Governance Guidelines, which include the candidate’s reputation, record of accomplishment, knowledge and experience, commitment to the Company, number of other board memberships and willingness to become a stockholder of the Company.  In evaluating candidates for nomination, the Corporate Governance Committee utilizes a variety of methods.  The Corporate Governance Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board.  While no single nominee may possess all of the skills sought in a director, the Corporate Governance Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in meeting the strategic needs and business oversight of the Company.  Candidates may come to the attention of the Corporate Governance Committee from current Board members, stockholders, professional search firms or officers.  The Corporate Governance Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Board does not have a formal policy with respect to Board nominee diversity.  In recommending proposed nominees to the full Board, the Corporate Governance Committee is charged with building and maintaining a Board that has an appropriate mix of talent and experience to achieve the Company’s business objectives in the current environment.  In particular, the Corporate Governance Committee is focused on depth of knowledge in key areas that are important to the Company, relevant expertise and diversity of thought, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by the Company.

The Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the procedures proscribed in our Bylaws and outlined on page 4 in the Questions and Answers section of this Proxy Statement.  Any stockholder recommendations that are submitted under such procedures should include the candidate’s name and qualifications for Board membership and should be addressed to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Secretary.  In order to be considered for the 2011 annual election of directors, nominations must be received by the Secretary no later than November 27, 2010.

Investment Committee

The Investment Committee is currently composed of independent directors Dr. Gitter (Chairman), and Messrs. Denius and Scherer.  The Investment Committee met four times during 2009.  By virtue of his status as Lead Independent Director, Mr. McCarter serves as an “ex officio” non-voting member of the Investment Committee.  The Investment Committee has the authority to make decisions regarding the Company’s benefit plans.  Such duties include the selection and monitoring of trustees and recordkeepers, review of investment selection and performance and compliance with applicable regulations. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.sug.com.

Finance Committee

The Finance Committee is currently composed of independent directors Messrs. Denius (Chairman), Brodsky and Jacobi.  By virtue of his status as Lead Independent Director, Mr. McCarter serves as an “ex officio” non-voting member of the Finance Committee.  The Finance Committee met seven times during 2009.  The Finance Committee has oversight responsibilities relating to the Company’s financing activities, corporate finance and operating and capital budget review, approval and monitoring.  The Board of Directors has adopted a charter for the Finance Committee, which is available at www.sug.com.

Audit Committee

The Audit Committee is currently composed of independent directors Messrs. Brodsky (Chairman), Jacobi and McCarter.  The Audit Committee met eight times during 2009.  The Board has determined that Messrs. Brodsky, Jacobi and McCarter are all “audit committee financial experts” within the meaning of the current rules of the SEC.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is available at www.sug.com.  The Audit Committee Charter confers upon the Audit Committee the power to appoint the Company’s independent registered public accounting firm and the sole authority to review their charges for services; the responsibility to review the scope and results of the audits performed and the adequacy and operation of the Company’s internal audit function; and the duty to perform such other functions with respect to the Company’s accounting, financial and operating controls as deemed appropriate by the Audit Committee or the Board.  Management has the primary responsibility for the following:  preparing, presenting and maintaining the integrity of the Company’s financial statements; establishing and maintaining accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal controls over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting.  PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and for issuing a report thereon in accordance with the standards of the Public Company Accounting Oversight Board (United States), as well as expressing an opinion on the effectiveness of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework, issued by the COSO.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report for the period ended December 31, 2009.  Such review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged PricewaterhouseCoopers LLP to perform an annual audit of the Company’s consolidated financial statements and the effectiveness of its internal controls over financial reporting as of and for the year ended December 31, 2009.

The following table sets forth information on fees billed by PricewaterhouseCoopers LLP:

Fee Category	Year Ended December 31, 2009		Year Ended December 31, 2008
Audit Fees	$3,750,000	(1)	$3,952,000
Audit-related Fees	149,120	(2)	687,500
Tax Fees	0		148,000
All Other Fees	3,870	(3)	1,500
Total Fees	$3,902,990		$4,789,000

(1)          Represents fees billed in 2009 for professional services rendered for the Company’s 2009 integrated annual audit of approximately $2.95 million and fees of $800,000 for completion of the Company’s 2008 integrated annual audit.  Fees related to quarterly financial statement reviews and to audits required by Federal regulatory bodies and statutory audits, including the fees related to the audit of Panhandle Eastern Pipe Line Company, LP and related entities, are included in the fees related to the integrated audit.

(2)          Represents fees for the comfort letter associated with the June 2009 issuance by the Company of $150 million in senior notes by Panhandle Eastern Pipe Line Company, LP, consent issuances from SEC filings on Form S-3 and Form S-8 related to the Southern Union Company 401(k) Plan and the Statement on Auditing Standards No. 70 (“SAS 70”) audit of the Company’s centralized data center.

(3)          Fee for use of accounting research software.

The Audit Committee charter requires pre-approval of all audit, audit-related, tax and other non-audit services (including the fees and terms thereof) to be provided to the Company by its independent registered public accounting firm, other than non-audit services not recognized to be non-audit services at the time of the engagement that meet the de minimus exceptions described in Section 10A(i)(1)(B)(i) of the Securities Exchange Act, provided that they are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee pre-approved all audit, audit-related, tax and other non-audit fees for the year ended December 31, 2009. As part of its approval process, the Audit Committee considered whether the provision of the non-audit services described above was compatible with maintaining the independence of PricewaterhouseCoopers LLP.  Representatives of PricewaterhouseCoopers LLP, as part of their independence standards, certified to the Audit Committee that the non-audit services did not impair their independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including its judgments about the quality, and not just the acceptability, of the Company’s accounting policies as applied to its financial reporting.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and also considered whether the provision of any non-audit services is compatible with maintaining such independence.

During 2009, management worked to establish, evaluate and maintain the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations.  The Audit Committee was kept apprised of the progress of management on this evaluation and provided oversight and advice to management during the process.

For 2009, the Audit Committee retained CBIZ Risk & Advisory Services, LLC (“CBIZ”) to (i) perform a comprehensive business risk assessment; (ii) develop a risk-based internal audit plan; and (iii) perform certain of the Company’s internal audit functions based on the risk-based audit plan.  The engagement of CBIZ is the result of the Audit Committee’s 2005 decision to outsource certain internal audit activities in order to provide independent and objective oversight of this critical function.  Company-employed internal audit personnel performed testing of the Company’s internal controls as required under the Sarbanes-Oxley Act.  For 2010, the Audit Committee has determined again to outsource certain of the Company’s internal audit functions that are not related to testing of the Company’s internal controls.  Testing of the Company’s internal controls, as required under the Sarbanes-Oxley Act, will continue to be performed by Company-employed internal audit personnel.

The Audit Committee has discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets regularly with the outside internal auditors, Company-employed internal audit personnel and the independent registered public accounting firm, with and without representatives of management, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of the Company’s management and independent registered public accounting firm which, in its report, expresses an opinion on whether or not the Company’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.  In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 1, 2010.

Audit Committee

David Brodsky, Chairman
Herbert H. Jacobi
Thomas N. McCarter, III

Compensation Committee

The Compensation Committee is currently composed of independent directors Messrs. Rountree (Chairman), McCarter and Scherer.  In addition, because of the link between corporate governance and executive compensation, Mr. Jacobi, the Chairman of the Corporate Governance Committee, serves as an “ex officio” non-voting member of the Compensation Committee.  The Compensation Committee’s charter is available at www.sug.com.  The Compensation Committee met eight times during 2009.  The Committee determines:

•                  the appropriate level of compensation for the Company’s Named Executive Officers, including the Chief Executive Officer, and all other Senior Executives;

•                  administers and determines grants to be made under the Stock and Incentive Plan;

•                  administers the Amended Bonus Plan; and

•                  reviews and recommends to the Board any changes to director compensation.

The Compensation Committee has responsibility to determine and approve Senior Executives’ compensation.  The Compensation Committee may delegate its authority to a subcommittee comprised of one or more members of the Compensation Committee and may consult with other independent directors, management and outside consultants engaged by the Compensation Committee in the exercise of its duties.

During 2009, the Compensation Committee, in consultation with the Company’s other Board members and the Committee’s external compensation advisor, determined all compensation matters impacting the Company’s Chief Executive Officer and, in certain instances, submitted compensation matters to the other Board members for ratification.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee. No member of our Board of Directors is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Compensation Committee Report

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically incorporates such report by reference into any filing made by the Company under the Securities Act or the Securities Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and the Compensation Committee’s advisors. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee

George Rountree, III, Chairman
Thomas N. McCarter, III
Allan D. Scherer
Herbert H. Jacobi (ex-officio)

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors (for purposes of this “Compensation Discussion and Analysis,”  the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy and strategy.  The Committee determines that total compensation paid to Senior Executives, including the Named Executive Officers (identified below under “2009 Executive Compensation”), is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to the Named Executive Officers are similar to those provided to other Senior Executives.

Compensation Philosophy and Strategy

The compensation philosophy and strategy of Southern Union and its affiliates are designed to recognize the value of their people, reward results honorably obtained, identify and retain effective leadership and reinforce the values of the Company.

The principles that guide the Company’s compensation philosophy and strategy include:

•                  compensation that drives achievement of the Company’s strategic and tactical goals in a manner consistent with Company values;

•                  compensation programs and components that differ across business segments to drive each segment’s unique business strategy;

•                  compensation programs that support successful recruiting, development and retention of the Company’s human resources;

•                  competitive compensation structures and opportunities within the Company’s respective targeted labor markets, focused on mid-range compensation levels as measured among peer group organizations, with adjustments from mid-range to support Company objectives;

•                  compensation that rewards dedication to achieving results through focused hard work, flexibility and commitment, individual ownership and accountability and innovation enhancing efficiency, profitability and performance; and

•                  compensation that communicates recognition of exceptional performance and dissatisfaction with substandard performance.

Components of Compensation

The Company uses a variety of forms of compensation to drive achievement of Company goals and motivate and retain key employees, as described below.  The Committee, in conjunction with the Company’s other independent directors, senior management and external advisors, considers the function of each element of compensation in developing compensation programs for specific business units and compensation packages for Senior Executives.

Component of Pay	Purpose
Base Salary	• Pay for: — Experience — Expertise/ knowledge — Advancement in role — External comparability

Short-Term Incentive

•      Motivate near-term “drivers” of stockholder value

—    Short-term financial and operational performance

—    Execution of strategic objectives

—    Individual contributions to team results

•      Provide timely recognition of performance and accomplishments

Long-Term Incentive

•      Directly align rewards with stockholder returns and share performance

•      Create a significant retention mechanism for difficult-to-replace employees

•      Provide a unifying reward structure across the Company

•      Support entrepreneurial and long-term, strategic perspectives

Benefits

•      Provide the access and means for employees to build financial security

•      Reward service and retention

•      Encourage individual ownership and accountability for personal financial security

•      Pursue tax-advantaged compensation where available

•      Provide adequate and competitive severance benefits for certain termination events

Risk Discussion

The Committee, with the assistance of the Company’s other independent directors, senior management and its external compensation advisor, has determined that the Company’s compensation policies and practices, including with respect to the Senior Executives, do not encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company.  This determination has taken into account the following design elements of the compensation policies and practices: mixture of cash and equity compensation, mixture of performance time horizons, use of multiple transparent financial metrics, avoidance of uncapped rewards and a rigorous auditing, monitoring and enforcement environment.

Role of the Committee

The Committee administers the Company’s compensation programs consistent with the compensation philosophy and strategy, leveraging the various components of compensation.  As set forth in its charter, the Committee reviews at least annually all components of compensation for Named Executive Officers, officers with the rank of Vice President or higher and employees having an annual salary in excess of $175,000. At the end of 2009, the group of Senior Executives totaled approximately 49 employees.  In addition, the Committee acts throughout the course of the year to address new hires, promotions and other compensation adjustments with respect to Senior Executives.

The Committee seeks the recommendation of senior management with respect to adjustments to base salary for, and both short- and long-term incentive awards to, Senior Executives other than Named Executive Officers.  Compensation decisions with respect to Named Executive Officers, including the Chief Executive Officer are made by the Committee, based on its judgment of performance, external market data and advice from its external compensation advisor.  The Committee has historically consulted, and expects to continue to consult, with the Chief Executive Officer and senior management, as well as its external compensation advisor, in the exercise of its duties.  Notwithstanding such consultation, the Committee retains absolute discretion over all compensation decisions with respect to Senior Executives, including the Named Executive Officers.

In general, at the Committee’s request, the Chief Executive Officer’s role with respect to compensation of the other Named Executive Officers may include:

•                  discussion of the competitive benchmarking data prepared by the Committee’s external compensation advisor with respect to the other Named Executive Officers;

•                  consultation with the Committee on performance measures, target goals and short-term incentive awards applicable to the other Named Executive Officers under the Company’s Annual Incentive Plan;(1)

•                  review of the rationale and guidelines for the Company’s annual long-term incentive program and recommendation of grant structure and awards for the other Named Executive Officers to the Committee; and

(1) 2009, with the exception of the Chairman of the Board and Chief Executive Officer and the Vice Chairman, President and Chief Operating Officer, who participated in the Amended Bonus Plan, each of the other Named Executive Officers participated on the same performance measures and target goals as other Senior Executives under the Company’s Annual Incentive Plan.

•                  provision of information to the Committee regarding the job performance and overall responsibilities of the other Named Executive Officers.

The Chief Executive Officer does not possess the right to call a meeting of the Committee, but the Committee would likely convene a meeting at his request.  The Chief Executive Officer may request a meeting with the Committee’s external compensation advisor at any time.

The Committee believes that the performance on which the Named Executive Officers’ compensation is based should be assessed on an annual basis and over a longer period of time to ensure that their work supports both the Company’s current and long-term strategic objectives.  Therefore, compensation decisions take into account a variety of factors, including:

•        Company operating and financial performance metrics;

•        Company share performance (both EPS and trading price);

•        a subjective evaluation of each Named Executive Officer’s current performance (including his or her contributions to the Company’s strategic objectives);

•        retention value;

•        past contributions; and

•        future potential.

While the subjective evaluation of individual performance and contributions of Named Executive Officers is not formula driven, consideration is given to a range of performance and contribution criteria, along with external benchmarking, overall role and responsibilities and internal equity.  The individual performance and contribution criteria may include:

•        work ethic;

•        job knowledge/technical skills;

•        achievement of financial metrics (EPS, EBIT and budget);

•        achievement of defined operational goals;

•        achievement of strategic aims and targets;

•        achievement and contribution to special projects and transactions;

•        advancement in role/responsibility;

•        management of personnel/department;

•        problem analysis and mitigation;

•        utilization of human capital and material resources;

•        initiation of, and response to, change, crisis and deadlines;

•        management of the Company’s risk profile;

•        planning and organizational ability;

•        key decision-making;

•        time management;

•        communication and team development; and

•        personal actions and a positive attitude.

Merit increases to base salary and awards under the Company’s short-term incentive programs tend to be based on Company operating and financial measures and individual performance in the immediately preceding year.  Awards under the Company’s long-term incentive programs also reflect judgments as to prior performance and desire for employee retention as well as a desire to use a portion of compensation to further align senior management with the shareholders.

As in prior years, the Committee, in 2009, directed the preparation of detailed “tally sheets” for ten of our most senior officers.  The tally sheets included:

•                            a summary of total annual compensation, including salary, cash incentive, stock awards, benefits and perquisites;

•                            a review of total outstanding share-based awards, both vested and unvested; and

•                            current estimates of Company liabilities under various termination scenarios.

In general, the tally sheets serve as an informational tool designed to provide the Committee with full detail concerning all elements of compensation awarded to our most senior officers to provide an evaluation of internal equity, focus on the impact of changes to individual compensation items on the total compensation package, provide information on each Senior Executive’s ownership stake in the Company and note any accelerated payments or vesting rights upon termination or a change of control.  The Committee did not directly use the tally sheets as a basis to determine or modify the compensation of the Named Executive Officers.

Role of the External Compensation Advisor

The Committee engaged Hewitt Associates LLC (“Hewitt”) as its external compensation advisor for 2009.  Hewitt has served as the Committee’s external advisor since 2006.  In 2009, one of Hewitt’s primary tasks was to evaluate the following components of the Company’s compensation program as benchmarked against industry and general peer organizations:

Segment	Assessment Components	Basis of Comparison

Executive Compensation

•    Cash compensation

•    Bonus measures and targets

•    Stock grants and long-term performance compensation

•    Prevalence of supplemental benefits, key perquisites and employment and change in control severance agreements

• Individual valuations of approximately 20 executive positions • Each executive role compared to a comparable role at peer organizations

In addition to the items described above, Hewitt also provided additional executive and director compensation advisory services throughout the year, including additional competitive market pay analyses, updates on current trends in compensation, annual director fees, director equity awards, plan design advice, and compensation advisory support for legal, regulatory and accounting concerns, including participation in the preparation of the Company’s 2009 Compensation Discussion and Analysis.

While Hewitt did not make any specific compensation determinations with respect to the Named Executive Officers, Hewitt did advise the Committee on specific compensation actions with respect to the Named Executive Officers and made a recommendation with respect to value ranges of long-term incentive grants as well as the form of such equity compensation.

Hewitt was engaged by, and reports directly to, the Committee.  Both Hewitt and the Committee acknowledge that, in order to perform the services requested by the Committee, Hewitt needs to obtain information and data from, and otherwise interact with, management.  Management did not, however, direct Hewitt’s activities and any additional services to be performed by Hewitt at management’s suggestion were subject to the approval of the Committee.  The Committee is currently considering the impact of Hewitt’s spin-off of its compensation consulting practice to Meridian Compensation Partners LLC (“Meridian”).  The Committee’s current engagement partner will remain with Hewitt and provide compensation consulting services to the Committee until October 2010.  Thereafter, it is currently contemplated that the Committee will engage Meridian as its external compensation advisor for the remainder of 2010 and for 2011.

2009 Peer Analysis

In addition to such factors as company and individual performance, the Committee also considers the competitiveness of the Company’s compensation programs as compared to its “peer group”.  At the request of the Committee, Hewitt compared “total compensation” (base salary, short-term incentives and long-term incentives), both as to amount and form, for specified Company officer positions to comparable positions at the following companies in the energy industry:

• Atmos Energy Corporation • CenterPoint Energy • E1 Paso Corporation • Enbridge, Inc. • Equitable Resources, Inc.	• MDU Resources Group • National Fuel Gas • NiSource Inc. • ONEOK, Inc.	• Questar Corporation • Spectra Energy Corp • The Williams Companies • TransCanada Corp.

The Company considers this peer group to be representative of the diverse natural gas business segments in which the Company competes for talent.

Performance of a regression analysis with respect to the peer group was determined not to be statistically significant.  Therefore, Hewitt also provided the Company with information from its general industry database, focusing on companies with annual revenues comparable to that of the Company. The companies used for this general industry review were as follows:

• Armstrong World Industries, Inc • BorgWarner Inc. • Chicago Bridge and Iron Company • Chiquita Brands International, Inc	• The Clorox Company • Donaldson Company, Inc. • Goodrich Corporation • The Hershey Company • Martin Marietta Materials, Inc. • McCormick & Company, Inc. • Molson Coors Brewing Corp.	• Nalco Company • Packaging Corporation of America • The Scotts Miracle-Gro Company • Tupperware Corporation • Williams-Sonoma, Inc.

Although results varied by individual, the survey found that the Named Executive Officers, as well as most of the Senior Executives included in the analysis, fell within the middle half of their respective benchmarks in total compensation, consistent with the Company’s compensation philosophy and strategy.  The total compensation of Mr. Herschmann, however, represented a significant deviation from the benchmarking data provided by the Committee’s external compensation advisor.  The deviation was approved by the Compensation Committee in consultation with the Chief Executive Officer and Hewitt based primarily on the fact that the benchmarked positions did not adequately correspond to or accurately represent the level of responsibility or overall function of Mr. Herschmann within the organization.  As a result of this analysis, the Committee approved a total compensation package for Mr. Herschmann that was more similar to that of a chief executive officer rather than the chief operating officer benchmarked positions evaluated by the external compensation advisor.  In making a determination with respect to Mr. Herschmann’s total compensation, the Committee was aware of Mr. Herschmann’s continued employment with, and compensation by, the Kasowitz Firm.

Compensation of the Chief Executive Officer

Subject to the terms and conditions of the employment agreements described below, the compensation of the Chief Executive Officer is reviewed and evaluated by the Committee with the assistance of its external compensation advisor.  With respect to 2009 performance, the Committee elected to submit compensation decisions with respect to the compensation of the Chief Executive Officer to the Board for ratification and may do so in the future.  The compensation of the Chief Executive Officer is based on factors similar to those utilized for the other Named Executive Officers, but also includes consideration of the Chief Executive Officer’s dual role as the Chairman of the Board and Chief Executive Officer, his unique role as primary architect of the Company’s strategic vision, as well as his responsibility for achievement of the Company’s operational goals.  In addition to the foregoing, the Board evaluated certain other strategic, operational and financial goals in setting the compensation of the Chief Executive Officer.  The specific elements of compensation for the Chief Executive Officer and any differences in his compensation as compared to the other Named Executive Officers are discussed below.

Employment Agreements

During 2008, the Company entered into employment agreements with each of its Named Executive Officers and change-in-control severance agreements with approximately twenty additional officers. The employment agreements establish certain elements of such Named Executive Officers’ compensation, including base salary, eligibility and terms of short-term annual incentive bonus awards and eligibility and terms of long-term incentive equity awards, as well as compensation and benefits, if any, due upon termination of employment. Each employment agreement has a three-year term with successive one-year renewals, subject to non-renewal by either party.

The particular events chosen to trigger benefits upon termination of employment are based on common practices within our peer group for executive severance protections.  The termination benefits are intended to be consistent with competitive compensation practices and to protect stockholder value by (x) attracting and retaining senior management, and (y) in the context of a change in control, ensuring that executives consider all appropriate opportunities to increase stockholder value.

More specifically, the employment agreements provide that the base salary of each Named Executive Officer at the time of the agreement cannot be reduced for the entire term of the employment agreement, that eligibility for an annual cash bonus, subject to achievement of defined financial and operational goals, cannot be for amounts less than the Named Executive Officer’s current target percentage and that, in the event long-term equity awards are approved by the Committee, the Named Executive Officers shall participate in such awards at levels commensurate with the equity awards granted in 2007 under the Company’s equity award plan or otherwise consistent with the level, type and terms of such equity awards to other officers of the Company.

If the employment of any of the Named Executive Officers is terminated (x) other than for cause (as defined in the employment agreements) by the Company or (y) for good reason (as defined in the employment agreements) by a Named Executive Officer, the Company, in addition to certain other benefits described in the employment agreement, will make a lump sum cash severance payment to the Named Executive Officer equal to a multiple of the Named Executive Officer’s annual base salary and annual incentive bonus.  Under the terms of the employment agreements, the annual bonus amount shall be the higher of (i) the Named Executive Officer’s target bonus for the year in which such termination occurs or (ii) the average bonus received by the Named Executive Officer during the three fiscal years of the Company then ended.  For purposes of the employment agreements, Messrs. Lindemann and Herschmann would receive a severance payment at a 3x multiple while Messrs. Bond and Marshall and Ms. Gaudiosi would each receive a 2x multiple.

In addition, in the event of termination of employment by the Company other than for cause or by the Named Executive Officer for good reason in the context of a change in control (as defined in the employment agreements), the Named Executive Officer would be entitled to full vesting of outstanding equity incentive compensation awards (to the extent not already vested pursuant to the Company’s stock and incentive plans) and to certain gross-up payments in respect of excise taxes, if any, imposed by Section 4999 of the Internal Revenue Code.  The Company does not anticipate including such gross-up payment reimbursement provisions in employment agreements or change in control agreements that the Company may enter into in the future.

Under the terms of the employment agreements, payments by the Company to any Named Executive Officer in connection with termination of employment would generally be conditioned upon delivery of a release of claims against the Company. The employment agreements also contain certain non-competition, non-solicitation and confidentiality provisions. The monetary value of the employment agreements under various termination scenarios is described under “Potential Payments upon Termination or a Change of Control” herein.

Base Salary/Annual Merit Adjustments

Subject to the terms and conditions of the employment agreements, base salaries for the Named Executive Officers are determined at the discretion of the Committee, in consultation with the Chief Executive Officer, the President and Chief Operating Officer and Hewitt, as applicable, and are based on the various factors enumerated above.  The Committee considers adjustments to base salary for Named Executive Officers on an annual basis and may do so more frequently upon a change of circumstances.  Such changes include promotion into a senior executive role or an expansion of responsibilities.  Base compensation for such executives may in certain circumstances be adjusted less frequently than annually.

The base salaries of Messrs. Lindemann and Herschmann remained at their 2008 levels of $1 million and $950,000, respectively.  The base salaries of both Messrs. Bond and Marshall and Ms. Gaudiosi remained at their 2008 levels of $550,000 for Mr. Bond and $450,000 for Mr. Marshall and Ms. Gaudiosi.  The decision to hold the base salaries of the Named Executive Officers at 2008 levels for 2009 reflected the challenging economic conditions that were present at the time base salaries were considered by the Committee in February 2009.

For 2010, the base salaries of Messrs. Lindemann and Herschmann will remain the same as in 2009.  A determination with respect to merit increases for the other Named Executive Officers will be made by the Committee during the next few months.

Short-Term Incentive Awards

All of the Company’s short-term incentive plans are approved by the Committee and, in the case of the Amended Bonus Plan discussed below, by the Company’s stockholders.  For 2009, with the exception of Messrs. Lindemann and Herschmann, certain employees of the Company’s Southern Union Gas Services (“SUGS”) business segment and members of collective bargaining units, all of the Company’s employees (including Messrs. Bond and Marshall and Ms. Gaudiosi) are eligible for an annual cash bonus under the Southern Union Company Annual Incentive Plan.

Southern Union Company Annual Incentive Plan

Under the Southern Union Company Annual Incentive Plan, the Committee approves separate annual financial performance thresholds for corporate employees and employees of each business segment as the basis for funding bonus pools.  Applicable financial performance thresholds for 2009 included: (i) a “stretch” earnings per share (“EPS”) metric for corporate employees, which is intended to align employee and stockholder interests; (ii) both Company EPS and a business segment earnings before interest and taxes-based metric (“EBIT”) for business segment employees, which is intended to drive achievement of business segment operating plans; and (iii) certain non-EPS and/or non-EBIT-based performance metrics for business segment employees that are intended to measure performance of budget and certain operational performance goals.  Pools may fund at 50% of the target amount for 90% achievement of the performance target, up to a maximum funding of 120% for results in excess of the performance target.  Under the plan, cash bonuses typically are paid in the first quarter of each year for performance during the prior year.  In 2009, corporate employees and the business segments achieved from 26% to 100% of their EPS/EBIT target goals and from 100% to 112% of their non-EPS and/or non-EBIT performance metrics.

For 2009, Mr. Marshall and Ms. Gaudiosi had a Company EPS target of $1.53, with a stretch EPS target of $1.56 for eligibility for a 100% bonus target payout under the Annual Incentive plan.  With respect to Mr. Bond, 50% of his bonus opportunity was tied to the Company EPS target and the remaining 50% was based on a combination of certain business unit targets related to Panhandle Energy’s capital budget, operating and maintenance budget and EBIT-based performance.  For 2009, Panhandle Energy had a capital budget target of $955,262,000 and a stretch target of $945,000,000; an operating and maintenance budget target of $385,265,000 and a stretch target of $380,000,000; and an EBIT-based target of $450,981,000 and a stretch EBIT-based target of $458,286,892.  Messrs. Bond and Marshall and Ms. Gaudiosi each had bonus percentage opportunities of 50% of base salary.

After taking into consideration certain selected items and in recognition of the current economic and operating environment, the Committee exercised its discretion to limit the payout to corporate and Panhandle Energy employees to 100% for purposes of the Annual Incentive Plan.  For 2009, the Company’s adjusted EPS for Annual Incentive Plan purposes was $1.60 and Panhandle Energy’s target results were as follows: capital budget result was $927,300,000 or 102% of targeted performance; operating and maintenance budget result was $376,500,000 or 101% of targeted performance; and the EBIT-based result was $459,476,000 or 100% of targeted performance, resulting in eligibility for a payout of 100% of target bonuses.  The targeted bonus for Mr. Bond was $275,000 or 50% of his annual base salary as of December 31, 2009 and he received a bonus payment of $206,425.  The targeted bonus for each of Mr. Marshall and Ms. Gaudiosi was $225,000 or 50% of his/her annual base salary as of December 31, 2009 and they each received a bonus payment in the amount of $225,000.

For 2010, management of the Company has recommended that the Committee approve retaining a Company plan EPS target, which target contains a stretch EPS component for eligibility for a 100% bonus target payout.  Additionally, management of the Company has also recommended that the Committee approve:  (i) customer service and operational metrics, as well as an EBIT-based target, as part of the performance objectives of the Company’s Missouri Gas Energy and New England Gas Company divisions; (ii) target metrics with respect to certain operating and capital budget goals and an EBIT-based target for the Company’s Transportation and Storage segment; and (iii) operational and budget metrics, and an EBIT-based target for the Company’s Gathering and Processing segment.  The Committee is expected to finalize these targets during the next few months.  Satisfaction of these performance thresholds is considered realistic but not guaranteed.  Notwithstanding achievement of the defined foregoing performance targets, the Committee retains discretion over ultimate bonus awards and the amounts thereof.  In the exercise of this discretion, the Committee may apply certain individual performance and contribution factors.  Specific 2010 target information is neither related to nor in any way material to an understanding of 2009 compensation.

For 2010, management has also recommended that the Committee terminate the SUGS Incentive Plan, in which approximately 24 senior employees participated during 2009.  The SUGS Incentive Plan was a retained plan design from the acquisition of the SUGS assets from Sid Richardson Energy Services, Ltd. in 2006.  Under the SUGS Plan, quarterly bonuses were awarded based on a percentage of business segment EBIT.  The Committee, subsequent to the acquisition, modified the SUGS Plan to include a hold-back formula pursuant to which 50% of the quarterly payouts were held back and paid only upon satisfaction of certain annual performance metrics. Upon the elimination of the SUGS Plan, the SUGS senior employees will participate in the Southern Union Company Annual Incentive Plan for 2010 under terms applicable to the other SUGS employees, who were already participating in the Southern Union Company Annual Incentive Plan.

Amended Bonus Plan

In 2009, Messrs. Lindemann and Herschmann participated in the Company’s Amended Bonus Plan.  The Committee sets an annual financial performance goal for Eligible Executives (as that term is defined in the Amended Bonus Plan), as permitted under the Amended Bonus Plan and in compliance with the performance-based compensation exemption under Internal Revenue Code Section 162(m). Cash and equity bonuses paid in accordance with such plan, which limits annual payments to not more than 1.5% of Consolidated Net Income (as that term is defined in the Amended Bonus Plan) , are intended to constitute “qualified performance-based compensation” for purposes of Internal Revenue Code Section 162(m), such that awards thereunder are not subject to the $1 million limit on deductibility.  For 2009, both Messrs. Lindemann and Herschmann were named Eligible Executives and had targeted bonus payouts of 200% of their base compensation or $2 million and $1.9 million, respectively.  The Committee set a 2009 Consolidated Net Income goal of $150 million for the Eligible Executives.

The Amended Bonus Plan provides for significant discretion to the Committee to approve, disapprove or reduce a bonus award, even if the designated Consolidated Net Income goal is achieved.  As part of its exercise of negative discretion, the Committee is permitted to consider additional factors and goals related to Company strategic, operational and financial performance, achievement of which are determinative in the evaluation of whether to award a bonus payment or to reduce an otherwise payable bonus amount.  For 2009, the Committee again designated certain strategic and operational goals that would be considered in determining whether the bonus awards for the Eligible Executives should be adjusted in the Committee’s discretion and communicated these goals to the Eligible Executives.

The Committee determined that the Eligible Executives had achieved the 2009 Consolidated Net Income goal and that the strategic, operational and financial goals designated for the Eligible Executives had been satisfied.  Accordingly, the Committee determined that awards at the plan maximum were appropriate in light of the Eligible Executives’ contributions to 2009 performance in the face of a volatile and challenging business environment, including oversight of ongoing transformative growth projects, effective implementation of cost containment measures and successful resolution of certain litigation matters.  The Committee awarded each of Mr. Lindemann and Mr. Herschmann a bonus of $2.56 million.

The bonuses for which Messrs. Lindemann and Herschmann are eligible are significantly greater than those applicable to the other Named Executive Officers, although generally within the benchmarked ranges for chief executive officers.  This recognizes the value of these executives to the development and achievement of the Company’s strategic goals, while encouraging superior performance by virtue of a greater percentage of the executives’ total compensation being “at-risk”.

Both Messrs. Lindemann and Herschmann have been named Eligible Executives under the Amended Bonus Plan for 2010 (and under the Second Amended Plan, subject to approval by the Company stockholders of the Second Amended Plan) and the Committee has set a financial performance target for Eligible Executives to receive bonus payments under the terms of the Amended Bonus Plan (and under the Second Amended Plan, subject to approval by the Company stockholders of the Second Amended Plan).  The Committee has also outlined certain additional factors and goals related to Company strategic, operational and financial performance, achievement of which are determinative in the exercise of the Committee’s discretion of whether to award a bonus payment even if the targeted financial goal has been achieved.  Satisfaction of the performance threshold is considered realistic but not guaranteed.

One-Time Awards

In addition to short-term incentive awards under Company plans, the Committee may, in its discretion, authorize one-time awards payable in cash or equity.  No such awards were made to Named Executive Officers in 2009.

Long-Term Incentive Awards

Long-term incentive awards are subject to the Company’s stockholder-approved Stock and Incentive Plan, as may be amended from time to time.  Under the plan, awards may be made to directors, officers, employees and agents of, and other providers of services to, the Company in the form of incentive options, non-statutory options, stock appreciation rights (“SARs”), stock awards, performance units and other equity-based rights, all as described in the plan.  In December 2009, the Committee authorized a grant of long-term incentive awards to certain Company officers and non-officer personnel.

The long-term incentive awards made in December 2009 took on a variety of forms, including grants of restricted stock and non-statutory options to Messrs. Lindemann and Herschmann and, to other recipients, grants of restricted units that will settle in cash and SARs that will ultimately be settled in stock.  The vesting/restriction lapse schedule of the awards provide pro-rata vesting/restriction lapse on each of the first three anniversaries of the grant date.  The exercise price for the non-statutory options and the SARs equaled the closing price of the Company’s stock on the date of grant.  All of the awards contain an acceleration of vesting/restriction lapse in the event of a change of control of the Company and the awards of Messrs. Lindemann and Herschmann also contain acceleration of vesting/restriction lapse in the event of their death, disability or termination without cause.  In addition, the awards to Messrs. Lindemann and Herschmann provide that a termination of employment other than for cause shall not result in any termination, forfeiture or reduction of the exercise period of the non-statutory options granted thereunder.  The 2009 long-term incentive awards to the Named Executive Officers were as follows:

Name	Restricted Stock	Stock Options	Cash Restricted Units	SARs
George L. Lindemann	35,824	464,176
Eric D. Herschmann	119,743	140,107
Richard N. Marshall			13,305	46,703
Robert O. Bond			11,204	39,329
Monica M. Gaudiosi			13,305	46,703

The Committee believes that the vehicles utilized with respect to the long-term incentive awards provided a clear and effective combination of retention incentive, stock performance incentive and stockholder alignment.  As part of the review process, the Committee determined that, for its Named Executive Officers, grants utilizing a variety of vehicles to deliver long-term incentive compensation reflected the prevalent trends within its energy industry peer group and offered a balance of performance and retention incentive.  In addition, the award vehicles chosen by the Committee took into consideration the varying accounting, tax and regulatory impacts associated with long-term incentive compensation.

The equity awards to Messrs. Lindemann and Herschmann were at a significantly higher value than the awards to the other Named Executive Officers, although generally within the benchmarked ranges for chief executive officers, in recognition of the value of these executives to the development and achievement of the Company’s strategic goals.  While the Committee considered Mr. Lindemann’s current significant equity ownership, which serves to align him with stockholder interests, the Committee determined to include an equity award as part of his 2009 compensation based on benchmarking data.  The vehicles used for the awards to Messrs. Lindemann and Herschmann promote stock ownership, as compared to the restricted units awarded to the other Named Executive Officers, which are settled in cash.

It is the Committee’s intention that grants be considered annually in the fourth quarter, although such awards are not guaranteed.  The eligible employee population and specific form of awards may vary from year to year and the 2009 grants, as in 2008, reflected awards to an increased population of key non-officer personnel.  The Committee will continue to monitor and consider the types of awards, vesting requirements, eligible employee pool and applicable accounting, tax and regulatory impacts of long-term incentive awards on an annual basis.  The Committee has given the Named Executive Officers authority to grant off-cycle individual awards to non-officer personnel based on defined limits on individual grant values and total value of all off-cycle awards.  Examples of the circumstances under which individual grants may be awarded are hiring activity, retention arrangements and transactional awards.

Benefits; Perquisites

The Company provides for the benefit of its employees a full range of usual and customary employee benefits.  These include medical, dental and vision insurance; life, accidental death and dismemberment and short-term disability insurance; as to certain business segments, pension and retiree medical coverage; and a 401(k) plan, supplemented as to certain employees by additional employer contributions to a “retirement power account” (“RPA”). RPA percentages applicable to Named Executive Officers range from 4.5% to 12.05% and are contributed on base salary and bonus compensation up to $225,000.  The Company match and RPA percentages vary across business segments but generally vest in equal percentages over the employee’s first five years of service.  In addition, employees receive typical vacation, personal days, sick leave and holidays.  Terminated employees may be eligible for severance payments not to exceed one year’s base salary.  Employees transferring between Company locations or new hires may be offered relocation benefits.  Benefit programs vary by business segment and may also be subject to the terms of applicable collective bargaining agreements.  These benefits are available to employees generally; no plans exist for the sole benefit of Senior Executives or Named Executive Officers.  The Company also maintains the Supplemental Plan for corporate employees at or above the director level; the Company does not offer matching in respect of deferred amounts.

In addition, under the Company’s corporate aircraft policy, Mr. Lindemann and his spouse are encouraged to use Company aircraft for all business and non-business purposes for their personal security and safety.

Tax and Accounting Implications

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals.  The Committee generally structures and administers executive compensation plans and arrangements so that the Company will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. The  Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of stockholders. For example, restricted stock awards described above received by certain employees may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Conclusion

The Committee believes that the compensation awarded in 2009 embodies the Company’s compensation philosophy and strategy.  The Company’s compensation actions supported numerous strategic, structural, competitive and personnel transitions during the past year.  The Company will continue to take the actions necessary to support its performance-based and stockholder-aligned philosophy in future years.

2009 Executive Compensation

Named Executive Officers

The Named Executive Officers of the Company are set forth below. Each holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held immediately following the 2010 Annual Meeting of Stockholders, or until such officer’s earlier death, resignation, retirement, disqualification or removal.

George L. Lindemann, 73, is Chairman of the Board and Chief Executive Officer of Southern Union. Mr. Lindemann has held the positions of Chairman and Chief Executive Officer since 1990.  Mr. Lindemann also served as the President of Southern Union from November 2005 until May 2008.

Eric D. Herschmann, 46, is Vice Chairman of the Board, a position he has held since August 2009, and President and Chief Operating Officer of Southern Union, positions he has held since May 2008.  Mr. Herschmann served as Senior Executive Vice President from November 2005 until May 2008.  Mr. Herschmann also acted as Interim General Counsel of the Company from January 2005 until October 2007.  Mr. Herschmann has served as outside counsel for the Company since 1997 and as its national litigation counsel since 1999.  He continues to retain his partnership interest in the Kasowitz Firm, where he has been a partner since 1996.  Prior to going into private practice, Mr. Herschmann was legal counsel for Citibank, NA’s corporate audit department, where he oversaw significant risk investigations.

Richard N. Marshall, 52, is Senior Vice President and Chief Financial Officer of Southern Union, a position he has held since November 2006. Mr. Marshall served as Treasurer of Southern Union from 2001 until being named to his current position. Prior to 2001, he was Vice President, rates and regulatory affairs, for the Company’s Pennsylvania natural gas distribution division.

Robert O. Bond, 50, is Senior Vice President, pipeline operations of Southern Union, a position he has held since September 2005, and President and Chief Operating Officer of Panhandle, a position he has held since April 2005. From November 2004 until being named to his current position, he served as Senior Vice President, Chief Commercial Officer for Panhandle.  Since joining Panhandle in February 2000, he had served as Executive Director of Commercial Optimization, Vice President of Optimization, Vice President of Marketing and Senior Vice President of Marketing.

Monica M. Gaudiosi, 47, is Senior Vice President & General Counsel of Southern Union.  Ms. Gaudiosi has been a Senior Vice President since September 2005 and General Counsel since October 2007.  Ms. Gaudiosi served as Associate General Counsel from her hiring in 2005 until being named General Counsel.   From 1998 until joining Southern Union in 2005, she held various legal positions with General Electric Capital Corporation, including strategic transaction counsel for GE Commercial Finance and general counsel of the Vendor Financial Services commercial equipment leasing division.

Summary Compensation Table

The table below summarizes the total compensation awarded or attributable to each of the Named Executive Officers for the year ended December 31, 2009. When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews each element of current compensation for all of the Named Executive Officers, including equity and non-equity based compensation.

Each of the Named Executive Officers was eligible to receive a bonus payment for the year ended December 31, 2009 under either the Annual Incentive Plan or the Amended Bonus Plan.  The bonus amounts paid under either the Annual Incentive Plan or the Amended Bonus Plan are tied to performance objectives and are listed under “Non-Equity Incentive Plan Compensation” in the table below.  Such amounts were determined by the Compensation Committee as to Messrs. Lindemann and Herschmann at its March 12, 2010 meeting and were paid on March 15, 2010.  As to bonuses for Messrs. Marshall and Bond and Ms. Gaudiosi, the Committee determined the applicable bonus amounts at its March 23, 2010 meeting and, to the extent not deferred by the executive, such amounts are scheduled to be paid on or before March 31, 2010.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)	($)		($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)		(h)	(i)		(j)
George L. Lindemann	2009	1,038,462	-0-	732,601	2,709,882	2,560,000	(4)	—	136,359	(5)	7,177,304
Chairman of the Board and Chief Executive Officer	2008 2007	1,000,000 999,999	-0- -0-	-0- 1,652,467	1,550,134 4,135,902	2,000,000 2,000,000		— —	386,867 400,024		4,937,001 9,188,392

Eric D. Herschmann	2009	986,538	-0-	2,448,744	817,951	2,560,000	(4)	—	23,885	(6)(7)	6,837,118	(7)
Vice Chairman of the Board and President and Chief Operating Officer	2008 2007	950,000 949,999	-0- -0-	2,598,678 1,652,467	908,174 2,233,119	1,900,000 1,900,000		— —	21,663 19,771		6,378,515 6,755,356

Richard N. Marshall	2009	467,308	-0-	302,024	272,654	225,000		—	40,054	(8)	1,307,040
Senior Vice President and Chief Financial Officer	2008 2007	450,000 354,614	-0- -0-	302,463 231,941	295,567 313,422	225,000 180,000		— —	38,813 34,011		1,311,843 1,113,988

Robert O. Bond	2009	571,154	-0-	254,331	229,605	206,425		—	25,839	(9)	1,287,354
Senior Vice President, Pipeline Operations	2008 2007	541,654 513,884	-0- -0-	302,463 362,380	295,567 489,719	225,000 350,000		— —	20,920 16,058		1,385,604 1,732,041

Monica M. Gaudiosi	2009	467,308	-0-	302,024	272,654	225,000		—	21,946	(10)	1,288,932
Senior Vice President & General Counsel	2008 2007	450,000 394,759	-0- -0-	302,463 231,941	295,567 313,422	225,000 200,500		— —	21,738 17,010		1,294,768 1,157,632

(1)                                  Salaries listed herein are higher than the base compensation noted for each of the Named Executive Officers for 2009 in the CD&A.  This increase is due to the fact that there were 27 pay periods in 2009 versus 26 in 2008.

(2)                                  For a description of the assumptions made in calculating the grant date fair value of the restricted stock in accordance with FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation, see Note 13 to the Company’s

footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2009.  There were no forfeitures during this time period.

(3)                                  For a description of the assumptions made in calculating the grant date fair value of the options in accordance with FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation, see  Notes 2 and 24 to the Company’s footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2009.  There were no forfeitures during this time period.

(4)                                  This amount represents the Named Executive Officer’s qualified performance-based compensation for purposes of IRC Section 162(m) for the year ended December 31, 2009.

(5)                                  Of this amount, $10,173 relates to Company contributions to Mr. Lindemann’s 401(k) plan, $20,825 relates to non-discretionary Company contributions to his RPA $20,586 relates to life insurance premiums paid by the Company, and $84,775 relates to the incremental cost for personal use of Company aircraft by Mr. Lindemann and his spouse. The incremental cost to the Company of the personal use of Company aircraft is calculated based on the actual variable operating costs to the Company. Variable operating costs include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs.  The fixed costs that do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft, hangar expense and general taxes and insurance, are excluded from the incremental cost calculation.  The Company has adopted a corporate aircraft policy that encourages Mr. Lindemann and his spouse to use Company aircraft for all business and non-business purposes for their personal security and safety.

(6)                                  Of this amount, $10,091 relates to Company contributions to the officer’s 401(k) plan, $11,025 relates to non-discretionary Company contributions to the officer’s RPA, $1,499 relates to life insurance premiums paid by the Company and $1,270 relates to the cost of personal cell phone usage by Mr. Herschmannn.

(7)                                  Not included in this amount is $8,040,416 in legal fees (including reimbursement of expenses) for which the Kasowitz Firm billed the Company in 2009.  Mr. Herschmann is a partner of, and is compensated by, the Kasowitz Firm, which provides legal services to the Company and certain of its affiliates.

(8)                                  Of this amount, $9,332 relates to Company contributions to the officer’s 401(k) plan, $28,668 relates to non-discretionary Company contributions to the officer’s RPA and $2,054 relates to life insurance premiums paid by the Company.

(9)                                  Of this amount, $12,250 relates to Company contributions to the officer’s 401(k) plan, $11,025 relates to non-discretionary Company contributions to the officer’s RPA and $2,564 relates to life insurance premiums paid by the Company.

(10)                            Of this amount, $9,332 relates to Company contributions to the officer’s 401(k) plan, $11,025 relates to non-discretionary Company contributions to the officer’s RPA and $1,589 relates to life insurance premiums paid by the Company.

Grants of Plan-Based Awards

The following table sets forth information regarding all short-term (non-equity) and long-term (equity) incentive plan awards that were made to the Named Executive Officers during 2009. This information supplements the dollar value disclosure of stock, option and non-equity incentive awards in the Summary Compensation Table by providing additional details about such awards. Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation, and are intended to serve as an incentive for performance to occur over a specified period, typically a year.  Generally, equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation; none of the Company’s equity incentive-based awards granted during 2009 were subject to market conditions.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum		Threshold	Target	Maximum	or Units		Options		Awards	Awards
		($)	($)	($)		($)	($)	($)	(#)		(#)		($/Sh)	($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)		(j)		(k)	(l)
George L. Lindemann		2,000,000	2,000,000		(2)
	12/15/09								35,824	(3)				732,601
	12/15/09										464,176	(4)	21.64	2,709,882

Eric D. Herschmann		1,900,000	1,900,000		(2)
	12/15/09								119,743	(3)				2,448,744
	12/15/09										140,107	(4)	21.64	817,951

Richard N. Marshall		112,500	225,000	270,000
	12/15/09								13,305	(5)				302,024
	12/15/09										46,703	(6)	21.64	272,654

Robert O. Bond		137,550	275,000	330,000
	12/15/09								11,204	(5)				254,331
	12/15/09										39,329	(6)	21.64	229,605

Monica M. Gaudiosi		112,500	225,000	270,000
	12/15/09								13,305	(5)				302,024
	12/15/09										46,703	(6)	21.64	272,654

(1)                                   Represents threshold, target and maximum payout levels under the Annual Incentive Plan or, as to Messrs. Lindemann and Herschmann, the Amended Bonus Plan, for 2009 performance. The actual amount of incentive bonus paid to each Named Executive Officer with respect to 2009 performance is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the Annual Incentive Plan and Amended Bonus Plan is included in the Compensation Discussion and Analysis beginning on page 22. In certain limited and unique circumstances, with the exception of Messrs. Lindemann and Herschmann, whose maximum bonus is restricted in accordance with the Amended Bonus Plan, the Compensation Committee may make incentive bonus awards in excess of any estimated maximum payout amounts.  In 2009, the Compensation Committee did not make any incentive bonus awards in excess of the estimated maximum payout amounts.

(2)                                   The maximum incentive bonus payable to any executive participating in the Amended Bonus Plan is 1.5% of the Company’s consolidated net income for the related year, as that term is defined in the Amended Bonus Plan.  For the year ended December 31, 2009, the Compensation Committee determined that the Company had exceeded the targeted consolidated net income. Each of Mr. Lindemann and Mr. Herschmann received a bonus of $2,560,000.  Any and all bonus awards made under the Amended Bonus Plan are payable in whole or in part at the sole discretion of the Compensation Committee.

(3)                                   Restricted Stock

(4)                                   Non-Statutory Stock Options

(5)                                   Cash Restricted Units (settled in cash)

(6)                                   SARs

Outstanding Equity Awards at December 31, 2009

	OPTION AWARDS						STOCK AWARDS
									Market Value of
							Number of		Shares or Units
	Number of Securities Underlying						Shares or Units		of Stock That
	Unexercised Options				Option		of Stock That		Have Not
	Exercisable		Unexercisable		Exercise Price	Option	Have Not Vested		Vested
Name	(#)		(#)		($)	Expiration Date	(#)		($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
George L. Lindemann			441,469	(1)	28.48	12/17/2017
	166,666		333,334	(2)	12.55	12/15/2018

			464,176	(3)	21.64	12/15/2019
							58,022	(4)	1,317,099
							35,824	(5)	813,205

Eric D. Herschmann	262,500		-0-		23.62	6/27/2015
	100,000		-0-		23.63	12/30/2015
	183,752		91,877	(6)	28.48	12/17/2017
	97,644		195,290	(2)	12.55	12/15/2018
			140,107	(3)	21.64	12/15/2019
							19,341	(7)	439,041
							138,044	(8)	3,133,599
							119,743	(5)	2,718,166

Richard N. Marshall	8,269		-0-		16.83	02/06/2014
	683		-0-		24.06	07/26/2015
	19,299	(9)	-0-		28.07	12/28/2016
	25,790	(9)	12,895	(10)	28.48	12/17/2017
	31,778	(9)	63,558	(11)	12.55	12/15/2018
			46,703	(12)	21.64	12/15/2019
							2,715	(13)	61,631
							15,464	(14)	351,033
							13,305	(15)	302,024

Robert O. Bond	16,538		-0-		16.83	02/06/2014
	100,000		-0-		22.68	11/11/2015
	23,753	(9)	-0-		28.07	12/28/2016
	40,296	(9)	20,149	(10)	28.48	12/17/2017
	31,778	(9)	63,558	(11)	12.55	12/15/2018
			39,329	(12)	21.64	12/15/2019
							4,242	(13)	96,293
							15,464	(14)	351,033
							11,204	(15)	254,331

Monica M. Gaudiosi	1,365		-0-		24.06	07/26/2015
	25,000		-0-		22.68	11/11/2015
	23,753	(9)	-0-		28.07	12/28/2016
	25,790	(9)	12,895	(10)	28.48	12/17/2017
	31,778	(9)	63,558	(11)	12.55	12/15/2018
			46,703	(12)	21.64	12/15/2019
							2,715	(13)	61,631
							15,464	(14)	351,033
							13,305	(15)	302,024

(1)                        These employee stock options awarded on December 17, 2007 vest in full on December 17, 2012.

(2)                        Of these employee stock options awarded on December 15, 2008, 166,666 will vest on December 15, 2010 and 166,667 will vest on December 15, 2011.

(3)                        These employee stock options awarded on December 15, 2009 will vest in equal annual installments on the first, second and third anniversaries of the grant date.

(4)                        The restrictions on these restricted shares awarded on December 17, 2007 expire in full on December 17, 2012.

(5)                        The restrictions on these restricted shares awarded on December 15, 2009 will expire in equal annual installments on the first, second and third anniversaries of the grant date.

(6)                        These remaining employee stock options will vest on December 15, 2010.

(7)                        The restrictions on these restricted shares will expire on December 17, 2010.

(8)                        The restrictions on 69,022 restricted shares will expire on December 15, 2010 and the restrictions on 69,022 restricted shares will expire on December 15, 2011.

(9)                        The SARs are fully vested and exercisable.  Upon exercise the Named Executive Officer will receive shares of common stock in an amount equal to the increase in the trading price at the time of exercise as compared to  the grant date exercise price.

(10)                  SARs will be settled in shares of common stock at an exercise price of $28.48 per share, which was equal to the closing price on the grant date. The remaining award will vest on December 17, 2010.

(11)                  SARs will be settled in shares of common stock at an exercise price of $12.55 per share, which was equal to the closing price on the grant date. On December 15, 2010, 31,778 SARs will vest and on December 15, 2011, 31,779 SARs will vest.

(12)                  SARs will be settled in shares of common stock at an exercise price of $21.64 per share, which was equal to the closing price on the grant date. The award will vest in equal annual installments on the first, second and third anniversaries of the December 15, 2009 grant date.

(13)                  The cash restricted units awarded on December 17, 2007 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates. Restrictions on the remaining cash restricted units under this award will expire on December 17, 2010.

(14)                  The cash restricted units awarded on December 15, 2008 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates. Restrictions on 7,732 cash restricted units will expire on December 15, 2010 and restrictions on 7,732 cash restricted units will expire on December 15, 2011.

(15)                  The cash restricted units awarded on December 15, 2009 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates. Restrictions on the award will expire in equal annual installments on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)
George L. Lindemann	258,078	2,080,857
Eric D. Herschmann			19,341	(1)	426,856
			69,022	(1)	1,493,636
Richard N. Marshall			262	(1)	5,188
			2,027	(2)	45,912
			2,715	(2)	59,920
			7,731	(2)	167,299
Robert O. Bond			2,494	(2)	56,489
			4,241	(2)	93,599
			7,731	(2)	167,299
Monica M. Gaudiosi			525	(1)	10,395
			2,494	(2)	56,489
			2,715	(2)	59,920
			7,731	(2)	167,299

(1)             This grant of restricted stock settled on the date of the expiration of the restrictions, resulting in the delivery of shares to the Named Executive Officer.

(2)             This grant of cash restricted units settled on the date of expiration of the restrictions, resulting in the delivery of cash in an amount equal to the specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on the date the restrictions expired.

Non-Qualified Deferred Compensation

Pursuant to the Company’s Supplemental Plan, certain executives, including Named Executive Officers, may defer salary and bonus earned.  Deferral elections are made by eligible executives in December of each year for amounts to be earned in the following year. An executive may defer all or a portion of his or her salary and bonus under this plan. The investment options available to an executive under the deferral program vary, but include Company stock and publicly available mutual funds. Any distribution of holdings in Company stock under the Supplemental Plan must be made in Company stock in an amount of shares equal to the aggregate balance in the plan at the time of distribution.

	Executive Contributions in 2009	Company Contributions in 2009	Aggregate Earnings or Losses in 2009	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2009
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)(1)	(e)	(f)
George L. Lindemann	-0-	-0-	$1,421,354	-0-	$3,186,692
Eric D. Herschmann(2)	-0-	-0-	-0-	-0-	-0-
Richard N. Marshall	-0-	-0-	$143,348	-0-	$454,031
Robert O. Bond(2)	-0-	-0-	-0-	-0-	-0-
Monica M. Gaudiosi(2)	-0-	-0-	-0-	-0-	-0-

(1)                                  Represents aggregate earnings or losses on the market value of the Named Executive Officer’s holdings under the Company’s Supplemental Plan.  Any returns on the funds contributed pursuant to this plan (whether positive or negative) are solely due to market conditions.  Named Executive Officers who make deferral elections under the Supplemental Plan are not entitled to receive payments of cash interest from the Company. Moreover, deferrals may only be invested in Company stock or available mutual funds for which earnings are calculated on a market value basis.  The value of the deferrals is calculated and available to the participating executives daily based on that day’s market price for Company stock or the publicly available mutual fund shares.

(2)                                  The Named Executive Officer either does not participate, or is not eligible to participate, in the Company’s Supplemental Plan.

Potential Payments upon Termination or a Change of Control

As described in the Compensation Discussion and Analysis, the Company has entered into employment agreements with each of the Named Executive Officers and maintains plans that provide for certain compensation in the event their employment terminates or upon a change in control.  The amount of compensation that would have been payable to each Named Executive Officer effective December 31, 2009 is listed in the tables below.  Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

George L. Lindemann

Executive Benefits and Payments as of December 31, 2009	Voluntary Termination	Normal Retirement (55 years old and 20 years of service)	Other than for Cause; For Good Reason	For Cause Termination	Other than for Cause; for Good Reason (following Change of Control)	Change-of- Control Only	Death	Disability
Compensation:
Severance(1)	—	—	$9,000,000	—	$9,000,000	—	—	—
Short-term Incentive(2)	—	—	$2,000,000	—	$2,000,000	—	$2,000,000	$2,000,000
Long-term Incentives
Restricted Stock Unexpired and Accelerated(3)	—	—	$2,130,304	—	$2,130,304	$2,130,304	$2,130,304	$2,130,304
Stock Options Unvested and Accelerated(3)	—	—	$3,875,367	—	$3,875,367	$3,875,367	$3,875,367	$3,875,367
Cash Restricted Units Unexpired and Accelerated	—	—	—	—	—	—	—	—
SARs Unvested and Accelerated	—	—	—	—	—	—	—	—
Nonqualified Deferred Compensation Plan(4)	$3,186,692	$3,186,692	$3,186,692	$3,186,692	$3,186,692	—	$3,186,692	$3,186,692
Benefits and Perquisites:
Retirement Benefits(5)	—	$71,070	$71,070	—	$71,070	—	—	$71,070
Post-employment Health Care	—	—	$76,341	—	$76,341	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	$1,000,000	—
Disability Benefits	—	—	—	—	—	—	—	$180,000
Accrued Vacation Pay	$134,615	$134,615	$134,615	$134,615	$134,615	—	$134,615	$134,615
Outplacement Services	—	—	$20,000	—	$20,000	—	—	—
Section 280G Tax Gross-up	—	—	—	—	$0	—	—	—
Total:	$3,321,307	$3,392,377	$20,494,389	$3,321,307	$20,494,389	$6,005,671	$12,326,978	$11,578,048

(1)                    Mr. Lindemann’s employment agreement provides that if the Company terminates Mr. Lindemann’s employment other than for cause or disability, or if Mr. Lindemann terminates employment for good reason, the Company must provide Mr. Lindemann, among other things, a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) his annual base salary, plus (B) the higher of (a) his target annual bonus for the year in which the date of termination occurs or (b) his average annual bonus during the last three completed fiscal years of the Company immediately preceding the date of termination by (ii) three.

(2)                    Represents a lump-sum cash payment equal to his annual bonus for the fiscal year ended December 31, 2009, subject to the discretion of the Compensation Committee and requirements of his employment agreement .

(3)                    These amounts assume the closing price of the Company’s stock as of December 31, 2009, which was $22.70 per share.

(4)                    Mr. Lindemann has made an irrevocable election to receive a single, lump-sum payment of his holdings under the Company’s nonqualified deferred compensation plan, payable no later than January 31 of the year following his termination.  Mr. Lindemann is already fully vested in this amount.

(5)                    Retiree Medical Plan benefit reflects $3,450 per year of service (20 years).  Spouse is eligible for an equal amount if covered under the medical plan.

Eric D. Herschmann

Executive Benefits and Payments as of December 31, 2009	Voluntary Termination(4)	Other than for Cause; For Good Reason	For Cause Termination	Other than for Cause; for Good Reason (following Change of Control)	Change-of- Control Only	Death	Disability
Compensation:
Severance(1)	—	$8,550,000	—	$8,550,000	—	—	—
Short-term Incentive(2)	—	$1,900,000	—	$1,900,000	—	$1,900,000	$1,900,000
Long-term Incentives
Restricted Stock Unexpired and Accelerated(3)	—	$6,290,806	—	$6,290,806	$6,290,806	$6,290,806	$6,290,806
Stock Options Unvested and Accelerated(3)	—	$2,130,707	—	$2,130,707	$2,130,707	$2,130,707	$2,130,707
Cash Restricted Units Unexpired and Accelerated	—	—	—	—	—	—	—
SARs Unvested and Accelerated	—	—	—	—	—	—	—
Benefits and Perquisites:
Company 401(k) Contribution Vesting Acceleration	—	$26,737	—	$26,737	$26,737	—	—
Post-employment Health Care		$68,925	—	$68,925	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$1,000,000	—
Disability Benefits	—	—	—	—	—	—	$180,000
Accrued Vacation Pay	$127,885	$127,885	$127,885	$127,885	—	$127,885	$127,885
Outplacement Services	—	$20,000	—	$20,000	—	—	—
Section 280G Tax Gross-up(5)	—	—	—	$6,276,668		—	—
Total:	$127,885	$19,115,060	$127,885	$25,391,728	$8,448,250	$11,449,398	$10,629,398

(1)                    Mr. Herschmann’s employment agreement provides that if the Company terminates Mr. Herschmann’s employment other than for cause or disability, or if Mr. Herschmann terminates employment for good reason, the Company must provide Mr. Herschmann, among other things, a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) his annual base salary, plus (B) the higher of (a) his target annual bonus for the year in which the date of termination occurs or (b) his average annual bonus during the last three completed fiscal years of the Company immediately preceding the date of termination by (ii) three.

(2)                    Represents a lump-sum cash payment equal to his annual bonus for the fiscal year ended December 31, 2009, subject to the discretion of the Compensation Committee and requirements of his employment agreement .

(3)                    These amounts assume the closing price of the Company’s stock as of December 31, 2009, which was $22.70 per share.

(4)                    Ineligible for retirement benefits due to age and years of service.

(5)                    The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and an assumed 11.03% state income tax rate.

Richard N. Marshall

Executive Benefits and Payments as of December 31, 2009	Voluntary Termination(5)	Other than for Cause; For Good Reason	For Cause Termination	Other than for Cause; for Good Reason (following Change of Control)	Change-of- Control Only	Death	Disability
Compensation:
Severance(1)	—	$1,350,000	—	$1,350,000	—	—	—
Short-term Incentive(2)	—	$225,000	—	$225,000	—	$225,000	$225,000
Long-term Incentives
Restricted Stock Unexpired and Accelerated(3)	—	—	—	—	—	—	—
Stock Options Unvested and Accelerated	—	—	—	—	—	—	—
Cash Restricted Units Unvested and Accelerated(3)	—	—	—	$714,688	$714,688	—	—
SARs Unexpired and Accelerated(3)	—	—	—	$694,619	$694,619	—	—
Nonqualified Deferred Compensation Plan(4)	$454,031	$454,031	$454,031	$454,031	—	$454,031	$454,031
Benefits and Perquisites:
Post-employment Health Care		$46,447	—	$46,447	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$900,000	—
Disability Benefits	—	—	—	—	—	—	$180,000
Accrued Vacation Pay	$39,808	$39,808	$39,808	$39,808	—	$39,808	$39,808
Outplacement Services	—	$20,000	—	$20,000	—	—	—
Section 280G Tax Gross-up(6)	—	—	—	$721,822	—	—	—
Total:	$493,839	$2,135,286	$493,839	$4,266,415	$1,409,307	$1,618,839	$898,839

(1)                    Mr. Marshall’s employment agreement provides that if the Company terminates Mr. Marshall’s employment other than for cause or disability, or if Mr. Marshall terminates employment for good reason, the Company must provide Mr. Marshall, among other things, a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) his annual base salary, plus (B) the higher of (a) his target annual bonus for the year in which the date of termination occurs or (b) his average annual bonus during the last three completed fiscal years of the Company immediately preceding the date of termination by (ii) two.

(2)                    Represents a lump-sum cash payment equal to his annual bonus for the fiscal year ended December 31, 2009, subject to the discretion of the Compensation Committee and requirements of his employment agreement.

(3)                    These amounts assume the closing price of the Company’s stock as of December 31, 2009, which was $22.70 per share.

(4)                    Mr. Marshall has made an irrevocable election to receive payments of his holdings under the Company’s Supplemental Plan over a five-year period, the first installment of which shall be payable no later than January 31 of the year following his termination.  Mr. Marshall is already fully vested in this amount.

(5)                    Ineligible for retirement benefits due to age.

(6)                    The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

Robert O. Bond

Executive Benefits and Payments as of December 31, 2009	Voluntary Termination(4)	Other than for Cause; For Good Reason	For Cause Termination	Other than for Cause; for Good Reason (following Change of Control)	Change-of- Control Only	Death	Disability
Compensation:
Severance(1)	—	$1,650,000	—	$1,650,000	—	—	—
Short-term Incentive(2)	—	$275,000	—	$275,000	—	$275,000	$275,000
Long-term Incentives
Restricted Stock Unexpired and Accelerated	—	—	—	—	—	—	—
Stock Options Unvested and Accelerated	—	—	—	—	—	—	—
Cash Restricted Units Unexpired and Accelerated(3)	—	—	—	$701,657	$701,657	—	—
SARs Unvested and Accelerated(3)	—	—	—	$686,802	$686,802	—	—
Benefits and Perquisites:
Post-employment Health Care		$71,716	—	$71,716	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$1,000,000	—
Disability Benefits	—	—	—	—	—	—	$180,000
Accrued Vacation Pay	$4,231	$4,231	$4,231	$4,231	—	$4,231	$4,231
Outplacement Services	—	$20,000	—	$20,000	—	—	—
Reduction in severance (due to modified gross-up)	—	—	—	$(146,767)	—	—	—
Total:	$4,231	$2,020,947	$4,231	$3,262,639	$1,388,459	$1,279,231	$459,231

(1)                    Mr. Bond’s employment agreement provides that if the Company terminates Mr. Bond’s employment other than for cause or disability, or if Mr. Bond terminates employment for good reason, the Company must provide Mr. Bond, among other things, a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) his annual base salary, plus (B) the higher of (a) his target annual bonus for the year in which the date of termination occurs or (b) his average annual bonus during the last three completed fiscal years of the Company immediately preceding the date of termination by (ii) two.

(2)                    Represents a lump-sum cash payment equal to his annual bonus for the fiscal year ended December 31, 2009, subject to the discretion of the Compensation Committee and requirements of his employment agreement.

(3)                    These amounts assume the closing price of the Company’s stock as of December 31, 2009, which was $22.70 per share

(4)                    Ineligible for retirement benefits due to age.

Monica M. Gaudiosi

Executive Benefits and Payments as of December 31, 2009	Voluntary Termination(4)	Other than for Cause; For Good Reason	For Cause Termination	Other than for Cause; for Good Reason (following Change of Control)	Change-of- Control Only	Death	Disability
Compensation:
Severance(1)	—	$1,350,000	—	$1,350,000	—	—	—
Short-term Incentive(2)	—	$225,000	—	$225,000	—	$225,000	$225,000
Long-term Incentives
Restricted Stock Unexpired and Accelerated(3)	—	—	—	—	—	—	—
Stock Options Unvested and Accelerated	—	—	—	—	—	—	—
Cash Restricted Units Unexpired and Accelerated(3)	—	—	—	$714,688	$714,688	—	—
SARs Unvested and Accelerated(3)	—	—	—	$694,619	$694,619	—	—
Benefits and Perquisites:
Post-employment Health Care (COBRA)		$21,299		$21,299	—	—	—
Company 401(k) Contribution Vesting Acceleration	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	$900,000	—
Disability Benefits	—	—	—	—	—	—	$180,000
Accrued Vacation Pay	$37,212	$37,212	$37,212	$37,212	—	$37,212	$37,212
Outplacement Services	—	$20,000	—	$20,000	—	—	—
Section 280G Tax Gross-up	—	—	—	$0	—	—	—
Total:	$37,212	$1,653,511	$37,212	$3,062,818	$1,409,307	$1,162,212	$442,212

(1)                    Ms. Gaudiosi’s employment agreement provides that if the Company terminates Ms. Gaudiosi’s employment other than for cause or disability, or if Ms. Gaudiosi terminates employment for good reason, the Company must provide Ms. Gaudiosi, among other things, a lump-sum cash payment equal to the result of multiplying (i) the sum of (A) her annual base salary, plus (B) the higher of (a) her target annual bonus for the year in which the date of termination occurs or (b) her average annual bonus during the last three completed fiscal years of the Company immediately preceding the date of termination by (ii) two.

(2)                    Represents a lump-sum cash payment equal to her annual bonus for the fiscal year ended December 31, 2009, subject to the discretion of the Compensation Committee and requirements of her employment agreement .

(3)                    These amounts assume the closing price of the Company’s stock as of December 31, 2009, which was $22.70 per share

(4)                    Ineligible for retirement benefits due to age and years of service.

The information below describes the assumptions that were used in creating the tables above.  Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Involuntary not for Cause Termination and Termination for Good Reason

Under the employment agreements, a Named Executive Officer will be entitled to certain benefits as described in the tables above and as discussed below if the Named Executive Officer’s employment is terminated by the Company for reasons other than cause or by the Named Executive Officer for good reason.  A termination is for cause if it is for any of the following reasons:

•                                          the willful and continued failure of the Named Executive Officer to perform substantially his or her duties with the Company (other than any such failure resulting from the Named Executive Officer’s incapacity due to physical or mental illness or any such failure subsequent to the Named Executive Officer being delivered a notice of termination without Cause by the Company or delivering a notice of termination for good reason to the Company) after a written demand for substantial performance is delivered to the Named Executive Officer by or on behalf of the Board which specifically identifies the manner in which the Board believes that the Named Executive Officer has not substantially performed his or her duties;

•                                          the willful engaging by the Named Executive Officer in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates; or

•                                          the conviction of a felony by the Named Executive Officer.

A termination is for good reason by the Named Executive Officer if it is for any of the following reasons, without the Named Executive Officer’s express written consent, and which circumstance(s) are not remedied by the Company within 30 days of receipt of a written notice from the Named Executive Officer describing in reasonable detail the good reason event that has occurred (which notice must be provided within 90 days of the Named Executive Officer’s obtaining knowledge of the event), provided that the Named Executive Officer must terminate employment within the two years following the Named Executive Officer’s obtaining knowledge of the event:

•                                          any material change in the duties, responsibilities or authority (including reporting responsibilities) of the Named Executive Officer that is inconsistent in any material and adverse respect with the Named Executive Officer’s position(s), duties, responsibilities or status with the Company on August 28, 2008 or as may be increased from time to time in connection with promotions (including any material and adverse diminution of such duties or responsibilities);

•                                          any material and adverse change in the Named Executive Officer’s titles or offices (including, if applicable, membership on the Board) with the Company;

•                                          a more than 10% reduction by the Company in the Named Executive Officer’s annual base salary;

•                                          a more than 10% reduction by the Company in the Named Executive Officer’s annual bonus opportunity (including any material and adverse change in the formula for such bonus);

•                                          any requirement of the Company that the Named Executive Officer (A) be based anywhere more than 50 miles from the office where the Named Executive Officer is located on August 28, 2008, or (B) travel on Company business to an extent substantially greater than the travel obligations of the Named Executive Officer on August 28, 2008;

•                                          the failure of the Company to obtain the assumption of the Company’s obligations under the employment agreement from any successor as contemplated in the employment agreement; or

•                                          any material breach by the Company of any other material term of the employment agreement.

The Named Executive Officer’s right to terminate employment for good reason will not be affected by the Named Executive Officer’s incapacities due to mental or physical illness and the Named Executive Officer’s continued employment will not constitute consent to, or a waiver of rights with respect to, any event or condition constituting good reason (except as provided in the lead in to the definition of good reason).

Payments upon Termination in Connection with a Change in Control

Under the employment agreements, a Named Executive Officer will be entitled to certain benefits as described in the tables above if the Named Executive Officer’s employment is terminated by the Company for reasons other than cause or by the Named Executive Officer for good reason (i) during the 24 months after a change in control of the Company, or (ii) prior to and in anticipation of a change in control at the request of a third party who had indicated an intention to consummate a change in control and the change in control occurs.  A change in control means any of the following:

•                                  a change in the majority of the Board serving as directors as of August 28, 2008 (the “Incumbent Board”), provided, however, that any individual becoming a new board member subsequent to August 28, 2008 whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Board will be considered as though such individual were a member of the Incumbent Board;

•                                  with certain exception, the acquisition by any person of beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (the “Company Voting Securities”);

•                          the consummation of a merger, consolidation, statutory share exchange, reorganization, sale of all or substantially all of the Company’s assets or similar form of corporate transaction that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), where (i) less than a majority of the total voting power of (x) the corporation resulting from the Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination, and such voting power among the holders is in substantially the same proportion as the voting power of such Company Voting Securities among those holders immediately prior to the Business Combination; (ii) with certain exceptions, a person is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or Surviving Corporation if there is no Parent Corporation), or (iii) less than a majority of the members of the board of directors of the Parent Corporation (or Surviving Corporation if there is no Parent Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Business Combination; or

•                          the approval by the Company’s stockholders of a complete liquidation or dissolution.

Non-Compete and Non-Solicitation Agreements.

As a condition to each Named Executive Officer’s entitlement to receive the payments and benefits referenced in the tables above, the Named Executive Officer is required to execute a waiver of claims against the Company and shall be bound by the terms of the non-competition, non-solicitation and confidentiality provisions contained in each of the employment agreements.  The non-competition provisions prohibit the Named Executive Officer from directly or indirectly:

•                  holding a 5% or greater equity, voting or profit participation interest in a “competitive enterprise”, or

•                  associating (including as a director, officer, employee, partner, consultant, agent or advisor) with a “competitive enterprise” and in connection with the Named Executive Officer’s association, engaging, or directly or indirectly managing or supervising personnel engaged in any activity that (A) is substantially related to any activity that the Named Executive Officer was engaged in with the Company or its affiliates during the 12 months prior to his or her termination, (B) is substantially related to any activity for which the Named Executive Officer had direct or indirect managerial or supervisory responsibility with the Company or its affiliates during the 12 months prior to his or her termination date, or (C) calls for the application of specialized knowledge or skills substantially related to those used by the Named Executive Officer in his or her activities with the Company or its affiliates during the 12 months prior to his or her termination date.

A competitive enterprise is any business that either (i) engages in any material activity that directly competes within any material geographic location in which the Company or its affiliates operates with any material activity that the Company or its affiliates is then engaged in or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such competitive activity.

The Named Executive Officer is bound by the non-competition agreement during his or her employment with the Company and for a period of one year after his or her termination date if the employment is terminated by the Company or by the Named Executive Officer for any reason (provided the termination occurs during the term of the employment agreement and before a change in control).

Equity Acceleration

Under the employment agreements, in the event of a termination of the Named Executive Officer’s employment by the Company other than for cause or disability or by the Named Executive Officer for good reason and the termination occurs within 24 months after a change in control or prior to and in anticipation of a change in control at the request of a third party who had indicated an intention to consummate a change in control and the change in control occurs, in addition to certain benefits and consideration set forth in the above tables, the Named Executive Officer will be entitled to full vesting of all of the Named Executive Officer’s outstanding equity-based compensation awards (including stock options, restricted stock, SARs and cash restricted units) granted under the Company’s stock and incentive plans.  The Stock and Incentive Plan also provides for accelerated vesting in certain situations.  See “Equity Acceleration under Stock and Incentive Plan in Connection with a Change in Control” below.

Health Care Benefits

The value of the health care benefits is based on the annual premiums currently paid by the Company.  Under the Company’s healthcare benefits program, the Company provides payment for 80% of the annual premium costs.

Tax Gross-up

Pursuant to the employment agreements, the Company has agreed to reimburse the Named Executive Officer for any income taxes that are payable by the Named Executive Officer as a result of the Named Executive Officer receiving certain perquisites from the Company.  The Company has also agreed to reimburse the Named Executive Officer for any income taxes that are payable by the Named Executive Officer as a result of the Company reimbursing the Named Executive Officer for income taxes that are payable by the Named Executive Officer.

In the event any payment, award, benefit or distribution (“Payments”) by the Company or any entity that effectuates a change in control to or for the benefit of the Named Executive Officer would become subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, the Company has agreed to reimburse the Named Executive Officer for all excise taxes that are imposed on the Named Executive Officer under Section 280G and any income and excise taxes that are payable by the Named Executive Officer as a result of any reimbursement for Section 280G excise taxes.  The calculation of the tax gross-up on the perquisites in the above tables and the total Section 280G tax gross-up amount in the above tables assumes that the Named Executive Officer is entitled to a full reimbursement by the Company of (i) any excise taxes imposed upon the Named Executive Officer as a result of the payments, awards, benefits or distributions by the Company or by another entity in a change in control, (ii) any income and excise taxes imposed upon the Named Executive Officer as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon the Named Executive Officer as a result of the Company’s reimbursement of the Named Executive Officer for any excise or income taxes.  Notwithstanding the foregoing, if it shall be determined that the Named Executive Officer is entitled to such reimbursement, but that any Payments would not be subject to the excise tax if the Payments were reduced by an amount that is no more than 10% of the portion of the Payments that would be treated as “parachute payments” under Section 280G, then the amounts payable to the Named Executive Officer shall be reduced to the maximum amount that could be paid to the Named Executive Officer without giving rise to the excise tax, and no reimbursement payment shall be made to the Named Executive Officer.

Equity Acceleration under Stock and Incentive Plan in Connection with a Change in Control

Under the Stock and Incentive Plan, a Named Executive Officer will be entitled to certain benefits as described in the tables above if there is a “Change in Control” as defined under the Stock and Incentive Plan.  The Stock and Incentive Plan defines a “Change in Control” as follows:

•                  Any “person” (defined as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act), or more than one person acting as a group (as defined in the third bullet below), (i) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company Voting Securities, or (ii) notwithstanding the occurrence of a Change in Control pursuant to clause (i), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company representing 35% or more of the combined voting power of the Company Voting Securities;

•                  There is a change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the members of the Board (rounded up to the nearest whole number) cease to be individuals who either (i) have been members of the Board of Directors continuously since the beginning of such period or (ii) have been elected or nominated for election as members of the Board of Directors during such period by at least two-thirds (2/3) of the members of the Board of Directors described in clause (i) who were still in office at the time such election or nomination was approved by the Board of Directors; or

•                  The sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the results of which merger, consolidation, issuance of securities or purchase is the occurrence of any event described in the first two bullet points above.  Notwithstanding anything to the contrary contained herein, no Change in Control shall be considered to occur where there is a transfer of all or substantially all of the assets of the Company to (i) a shareholder of the Company  (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly,  50% or more of the total value or voting power of all the outstanding stock of the Company; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

•       For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. It is intended that the Change in Control events described in this definition meet the requirements for a “Change in Control Event” as described in Notice 2005-1, as such requirements may be modified from time to time by further IRS guidance under Section 409A, and the term “Change in Control” will be interpreted and applied for all purposes of the Stock and Incentive Plan in a manner consistent with such intent.

The Company’s 401(k) Plan does not define the term “Change of Control.”  For purposes of this Proxy Statement, the Company has assumed that upon a Change of Control the Company would elect to terminate the 401(k) Plan.   In the event of the termination of the 401(k) Plan, all unvested amounts would immediately become vested and nonforfeitable.  The impact of such a termination is reflected in the table above.

2009 Director Compensation

Non-management directors are compensated over a twelve-month period that begins on April 1 and ends on March 31.  For 2009, annual compensation of the Company’s non-management directors was comprised of the following components:

•      cash compensation, consisting of an annual retainer and committee chairman fees, as applicable;

•      equity compensation, consisting of a restricted stock award and an award of stock options; and

•      Company-provided healthcare.

Cash Compensation

Non-management directors received an annual cash payment of $90,000, payable in arrears in four (4) quarterly installments.  Non-management directors do not receive meeting fee payments but rather are reimbursed by the Company for all expenses they incur in attending meetings of the Board or any Board committee.  Each non-management director who serves as chairman of a standing committee of the Board or as lead independent director receives an additional fee in the amount of $10,000 for such service.

Equity Compensation

Under the Company’s Stock and Incentive Plan, each non-management director is entitled to receive a restricted stock award totaling 2,000 shares (or such lesser or greater amount, not to exceed 5,000 shares, as may be determined by the Compensation Committee in its sole discretion).  In the alternative, the Compensation Committee may elect to award the non-management directors nonstatutory options or some combination of restricted stock and nonstatutory options having a value equivalent to the value of the restricted stock award contemplated by the Stock and Incentive Plan.  Such awards are usually considered by the Compensation Committee during the second quarter of the year and options vest or restrictions on restricted shares expire, as the case may be, on January 2 of the following year, provided that the non-management director continues to serve as a member of the Board.  The awards provide for accelerated vesting in the event of the death of the non-management director or a change of control of the Company.  On May 28, 2009, each non-management director received equity awards equal to the grant date value of 5,000 shares of restricted stock and composed of (i) 1,000 shares of restricted stock with a grant date fair value of $16,980; and (ii) 14,815 stock options at an exercise price of $16.98 per share, which was equal to the closing price on the grant date, with a grant date fair value of $64,297.  The restrictions associated with the 2009 restricted stock awards expired on January 4, 2010.  The 2009 option awards vested in full on January 4, 2010  and remain exercisable until May 28, 2019.

Deferred Compensation

The Company maintains the Directors’ Plan, a deferred compensation plan that is designed to attract and retain well-qualified individuals to serve as non-management directors and to enhance the alignment of their interests and the interests of stockholders.  Participation in the Directors’ Plan is optional.

Under the Directors’ Plan, each non-management director may choose to defer all or any portion of his or her annual retainer and any committee chairman fees and invest such deferred amount in Company stock.  A participating director is 100% vested with respect to the amount of applicable compensation that he or she elects to defer and any related income, gains and losses.  The Company’s prior matching contributions do not vest until the participating director either has completed five years of service as a director or dies while serving as a director.  A participant may not withdraw deferred amounts until 30 days after such time as the director either retires or ceases to be a director of the Company or with the permission of the Board in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors’ Plan under certain circumstances, but the Board has no discretion regarding its administration.

Director Compensation Effective April 1, 2010

For the period April 1, 2010 through March 31, 2011, the compensation for non-management directors will remain the same with respect to the annual retainer ($90,000) and committee chairman and Lead Independent Director fees of $10,000 (per committee or as Lead Independent Director), as applicable.  In addition, the non-management directors will receive equity awards equal to the grant date value of 5,000 shares of restricted and composed of a combination of 1,000 shares of restricted stock and options equal to the grant-date value of 4,000 shares of restricted stock.  The equity awards will have a restriction lapse and option vesting periods, as applicable, subject to approval by the Compensation Committee.  It is expected that the Compensation Committee will consider the aforementioned equity awards at its May 2010 meeting.

Director Compensation Table

The compensation of the Company’s non-management directors is set forth in detail below:

	Fees Earned or Paid in Cash		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name	($)		($)		($)		($)	($)	($)		($)
(a)	(b) (1)		(c) (2)		(d)		(e)	(f)	(g)		(j)

Michal Barzuza	90,000		16,980	(3)	64,297	(4)	—	—	—		171,277

Stephen C Beasley	23,570	(5)	—		—		—	—	240	(6)	23,810

David Brodsky	100,000	(7)	16,980	(3)	64,297	(4)	—	—	11,163	(6)	192,440

Frank W. Denius	100,000	(8)	16,980	(3)	64,297	(4)	—	—	11,163	(6)	192,440

Michael J. Egan	23,570	(9)	—		—		—	—	—		23,570

Kurt A. Gitter, M.D.	100,000	(10)	16,980	(3)	64,297	(4)	—	—	14,235	(6)	195,512

Herbert H. Jacobi	100,000	(11)	16,980	(3)	64,297	(4)	—	—	11,163	(6)	192,440

Adam M. Lindemann	36,841	(12)	—		—		—	—	7,118	(6)	43,959

Thomas N. McCarter, III	100,000	(13)	16,980	(3)	64,297	(4)	—	—	—		181,277

George Rountree, III	100,000	(14)	16,980	(3)	64,297	(4)	—	—	11,139	(6)	192,416

Allan D. Scherer	90,000		16,980	(3)	64,297	(4)	—	—	4,994	(15)	176,271

(1)                    The non-management director annual retainer was $90,000, or $22,500 per quarter.

(2)                    For a description of the assumptions made in calculating the grant date fair value of the restricted stock in accordance with FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation, see Note 13 to the Company’s footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2009.

(3)                    On May 28, 2009, each non-management director received an award of 1,000 shares of restricted stock.  The restrictions associated with the 1,000 share grant expired on January 4, 2010.  This restricted stock award had a grant date fair value of $16,980.

(4)                    On May 28, 2009, each non-management director received an award of 14,815 stock options at an exercise price of $16.98 per share, which was equal to the closing price on the grant date, with a fair market value of $64,297.  The stock options awarded vested in full on January 4, 2010 and remain exercisable until May 28, 2019.

(5)                    Mr. Beasley was a member of the Board from May 28, 2009 to August 28, 2009 and his annual retainer amount reflects payment for that period.  Upon acceptance of his resignation by the Board, Mr. Beasley forfeited his awards of restricted stock and stock options.

(6)                    Certain non-management directors received health care benefits from the Company.  The amount shown is the derived premium cost to the Company for health care benefits the director received, which vary depending on the plan and coverage elected.  Each director receiving medical coverage made a co-payment to the Company in the amount of 20% of the cost of the coverage.

(7)                    Mr. Brodsky served as Chairman of the Audit Committee, for which he received the $10,000 annual chairman’s fees.  Mr. Brodsky deferred 50% or $50,000 of his aggregate compensation to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(8)                    Mr. Denius served as Chairman of the Finance Committee, for which he received the $10,000 annual chairman’s fee.  Mr. Denius deferred all of the compensation less the applicable deductions for the director’s contribution for Company-provided health insurance (in the amount of 20% of the cost of coverage) described in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(9)                    Mr. Egan was a member of the Board from May 28, 2009 to August 28, 2009 and his annual retainer amount reflects payment for that period.  Upon acceptance of his resignation by the Board, Mr. Egan forfeited his awards of restricted stock and stock options.

(10)              Dr. Gitter served as Chairman of the Investment Committee, for which he received the $10,000 annual chairman’s fee.  Dr. Gitter deferred all of his director compensation less the applicable deductions for the director’s contribution for Company-provided health insurance (in the amount of 20% of the cost of coverage) described in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(11)              Mr. Jacobi served as the Chairman of the Corporate Governance Committee, for which he received the $10,000 annual chairman’s fee.  Mr. Jacobi deferred all of his director compensation less the applicable deductions for the director’s contribution for Company-provided health insurance (in the amount of 20% of the cost of coverage) described in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(12)              Mr. Lindemann was a member of the Board from January 1, 2009 until May 28, 2009.  His annual retainer reflects payment of $22,500 for the first quarter of 2009 and $14,341 for the period from April 1 through May 28, 2009.  Mr. Lindemann deferred all of the compensation described less the applicable deductions for the director’s contribution for Company-provided health insurance (in the amount of 20% of the cost of coverage) in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(13)              Mr. McCarter served as the Company’s Lead Independent Director, for which he received the $10,000 annual chairman’s fee.

(14)              During 2009, Mr. Rountree served as Chairman of the Compensation Committee, for which he received the $10,000 annual chairman’s fee.

(15)              The amount shown relates to the incremental cost for personal use of Company aircraft by Mr. Scherer and his spouse. The incremental cost to the Company of the personal use of Company aircraft is calculated based on the actual variable operating costs to the Company. Variable operating costs include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs.  The fixed costs that do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft, hangar expense and general taxes and insurance, are excluded from the incremental cost calculation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the Company beneficially owned by each director, by each Named Executive Officer, and by each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, and by all directors and executive officers as a group on March 12, 2010, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown, unless otherwise indicated in the footnotes.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares Beneficially Owned (1)		Percent of Class
George L. Lindemann	7,940,745	(2)(3)	6.4%
Michal Barzuza	20,915	(4)	*
Robert O. Bond	133,018	(5)	*
David Brodsky	102,990	(6)	*
Frank W. Denius	181,936	(7)	*
Monica M. Gaudiosi	56,415	(8)	*
Kurt A. Gitter, M.D.	301,205	(9)	*
Eric D. Herschmann	1,037,643	(10)	*
Herbert H. Jacobi	79,290	(11)	*
Richard N. Marshall	40,295	(12)	*
Thomas N. McCarter, III	37,815	(13)	*
George Rountree, III	137,018	(14)	*
Allan D. Scherer	40,885	(15)	*
All directors and executive officers as a group (16 persons)	10,112,025	(16)	8.1%
Baron Capital Group, Inc. 767 Fifth Avenue New York, NY 10153	6,907,035	(17)	5.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,830,482	(18)	7.1%
Kensico Capital Management Corporation 55 Railroad Avenue 2nd Floor Greenwich, Connecticut 06830	6,318,900	(19)	5.1%
LSV Asset Management 1 N. Wacker Drive Suite 400 Chicago, IL 60606	6,364,413	(20)	5.1%

*    Less than 1%.

(1)         Includes options to acquire shares of common stock that are presently exercisable or become exercisable within 60 days of March 12, 2010. Information regarding shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors’ Plan, Supplemental Plan and Southern Union Company Direct Stock Purchase Plan is as of December 31, 2009 (unless otherwise noted).  Not included in the chart above are SARs that are out-of-the-money and/or do not vest within 60 days of March 12, 2010.

(2)         Includes 4,316,389 shares owned directly; 3,289,219 shares owned by Mr. Lindemann’s wife, Dr. F. B. Lindemann; 140,383 shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 28,088 shares held by the 401(k) Plan for Mr. Lindemann; and 166,666 shares Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.  Mr. Lindemann is party to a Loan Agreement with Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which his directly held shares are pledged as collateral.  Under the terms of the Loan Agreement, the shares are held in a segregated account and, absent an event of default thereunder, the shares may not be pledged, re-pledged, hypothecated, re-hypothecated, sold, lent, or otherwise transferred or used by Credit Suisse.  The shares held by Dr. F. B. Lindemann are pledged as collateral in certificated form pursuant to a margin account agreement with Deutsche Bank.

(3)         Each member of the Lindemann family disclaims beneficial ownership of any shares owned by any other member of the Lindemann family. Accordingly, with respect to each member of the Lindemann family, the above table reflects only individual share ownership, except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).

(4)         Includes 14,815 shares Ms. Barzuza is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan.

(5)         Includes 1,396 shares pursuant to the 401(k) Plan, 116,538 options that are or will become exercisable within 60 days of March 12, 2010 and 15,084 shares receivable upon exercise of SARs currently in-the-money (using the closing price of Southern Union stock of $23.89 as of March 12, 2010).

(6)         Includes 24,874 shares pursuant to the Directors’ Plan, 14,815 shares Mr. Brodsky is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan and 4,514 shares owned by the David L. Brodsky Retirement Plan, by Van Liew Capital and Trust Company, as trustee. Mr. Brodsky disclaims beneficial ownership of the retirement plan shares.

(7)         Includes 1,217 shares owned by Mr. Denius’ wife; 68,938 shares owned by The Effie and Wofford Cain Foundation (the “Foundation”), of which Mr. Denius is a director; 14,815 shares Mr. Denius is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan and 44,487 shares pursuant to the Director’s Deferred Compensation Plan. Mr. Denius disclaims beneficial ownership of the shares held by the Foundation because he does not have a pecuniary interest in or control of the Foundation’s assets.

(8)         Includes 3,466 shares pursuant to the 401(k) Plan, 26,365 options that are or will become exercisable within 60 days of March 12, 2010 and 15,084 shares receivable upon exercise of SARs currently in-the-money (using the closing price of Southern Union stock of $23.89 as of March 12, 2010).

(9)         Includes 46,527 shares pursuant to the Directors’ Plan, 14,815 shares Dr. Gitter is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan and 6,728 shares owned by Dr. Gitter’s daughter.  Dr. Gitter disclaims beneficial ownership of the shares owned by his daughter.

(10)       Includes 643,897 options that are currently exercisable and 12,100 shares held by Mr. Herschmann’s children for which Mr. Herschmann disclaims beneficial ownership.

(11)       Includes 25,532 shares pursuant to the Director’s Deferred Compensation Plan and 14,815 shares Mr. Jacobi is entitled to purchase upon the exercise of stock options exercisable pursuant to the Stock and Incentive Plan .

(12)       Includes 2,877 shares pursuant to the 401(k) Plan, 1,037 shares owned jointly with his spouse, 11,295 shares pursuant to the Supplemental Plan, 8,952 options that are or will become exercisable within 60 days of March 12, 2010, and 15,084 shares receivable upon exercise of SARs currently in-the-money (using the closing price of Southern Union stock of $23.89 as of March 12, 2010).

(13)       Includes 14,815 shares Mr. McCarter is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan.

(14)       Includes 42,715 shares pursuant to the Directors’ Plan, 14,815 shares Mr. Rountree is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan and 6,841 shares owned by Mr. Rountree’s wife.

(15)       Includes 3,582 shares owned by Mr. Scherer’s wife and 14,815 shares Mr. Scherer is entitled to purchase upon the exercise of stock options pursuant to the Stock and Incentive Plan.

(16)       Excludes options to acquire shares of common stock that are not presently exercisable and do not become exercisable within 60 days of March 12, 2010 granted pursuant to plans that preceded the Stock and Incentive Plan. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares that have not vested under the terms of such plans.

(17)       On February 4, 2010 Baron Capital Group Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management Inc. (“BCM”) and Ronald Baron filed a Schedule 13G/A report with the SEC, disclosing the following as of February 4, 2010:  shared power to vote or direct the vote by BCG, BAMCO, BCM and Ronald Baron of 6,500,535, 6,159,000, 327,065 and 6,500,535 shares, respectively; and shared power to dispose or direct the disposition by BCG, BAMCO, BCM and Ronald Baron of 6,907,035, 6,565,500, 341,535 and 6,907,035 shares, respectively.  BAMCO and BCM are subsidiaries of BCG.  Ronald Baron owns a controlling interest in BCG.

(18)       Reflects shares held by BlackRock, Inc. and related entities reported to the SEC in a Schedule 13G on January 29, 2010.  The Company is unaware of any further rights or options to obtain shares held by BlackRock, Inc. and/or any other related entities.

(19)       Reflects shares held by Kensico Capital Management Corp. and related entities reported to the SEC in a Schedule 13G/A on February 16, 2010.  The Company is unaware of any further rights or options to obtain shares held by Kensico Capital Management Corp. and/or any other related entities.

(20)       Reflects shares held by LSV Asset Management reported to the SEC in a Schedule 13G on February 11, 2010.  The Company is unaware of any further rights or options to obtain shares held by LSV Asset Management.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file reports of ownership and changes in ownership with the SEC and the NYSE. These officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Section 16(a) forms that the Company’s directors, executive officers and greater than 10% stockholders, if any, furnished to the Company and filed with the SEC during 2009, such persons complied with all applicable Section 16(a) filing requirements with respect to any open market transactions by these individuals during 2009.

Other Business

Management is not aware of any matters to be presented for action at the meeting except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

The Company’s 2009 Annual Report

Copies of the Company’s Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, are available without charge to stockholders upon written request to the Secretary of the Company. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the year ended December 31, 2009 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

By Order of the Board of Directors,

ROBERT M. KERRIGAN, III

Vice President, Assistant General Counsel and Secretary

Houston, Texas

March 26, 2010

Appendix I

SECOND AMENDED AND RESTATED
SOUTHERN UNION COMPANY
EXECUTIVE INCENTIVE BONUS PLAN

Southern Union Company, a Delaware corporation (the “Company”), adopts this Second Amended and Restated Executive Incentive Bonus Plan (the “Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its divisions and subsidiaries.

Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and thus not subject to the annual compensation deduction limit under Section 162(m) of the Code, and the Plan shall be construed consistently with such intention.  The Board (as defined below) has determined that the criteria for the payment of remuneration under the Plan will be the achievement of the Performance Goal (as defined below).

1.             Definitions.  As used herein, the following terms shall have the respective meanings indicated:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

(c)           “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as is appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Treasury Regulations.

(d)           “Company” shall mean Southern Union Company, a Delaware corporation.

(e)           “Consolidated Net Income” shall mean, for any Fiscal Quarter or Fiscal Year, the net income of the Company, as reported in accordance with generally accepted accounting principles, as adjusted for amounts impacting the Company and its equity investments related to the following:  (i) extraordinary events or transactions under Accounting Standards Codification Topic 225, Subtopic 20, Paragraph 45, other than gains on business combinations, gains on the early extinguishment of debt and business interruption insurance recoveries; (ii) unrealized gains/losses associated with mark-to-market derivative instruments that are nonqualified for accounting hedge treatment; provided, however, that derivative instruments that are nonqualified for accounting hedge treatment shall be recognized when settled as if they were accounted for as qualified accounting hedges, (iii) changes in tax laws, (iv) changes in generally accepted accounting principles or changes in accounting policies, (v) acquisition costs, losses on divestitures, restructuring charges and costs to exit an activity (vi) restatements of prior period financial results, (vii) impairments, casualty, environmental and litigation losses, and (viii) any other individual unusual or non-ordinary expense item in an amount greater than $20,000,000, in the case of clauses (i) through (viii) as separately identified and quantified in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q; provided, however, that no such adjustment shall be made if the effect of such adjustment would cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f)            “Eligible Executive” shall mean the Company’s Chief Executive Officer, President and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(27) of the Treasury Regulations.

(g)           “Fiscal Quarter” shall mean a fiscal quarter of the Company.

(h)           “Fiscal Year” shall mean the fiscal year of the Company.

(i)            “Incentive Bonus” shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 4 below.

(j)            “Performance Goal” shall mean the achievement of a minimum level of  Consolidated Net Income by the Company.

(k)           “Treasury Regulations” shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

2.             Administration of the Plan.  The Plan shall be administered by the Committee.  The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions of the Plan and the authority to control and manage the operation and administration of the Plan, and shall have the exclusive right to establish, adjust, pay or decline to pay the Incentive Bonus for each Eligible Executive.  In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall be final, binding and conclusive on all persons ever interested hereunder.  Such power and authority shall include the right to exercise discretion, as provided in Section 4(c) below, to reduce by any amount the Incentive Bonus payable to any Eligible Executive; provided, however, that the exercise of such discretion with respect to any Eligible Executive shall not have the effect of increasing the Incentive Bonus that is payable to any other Eligible Executive.  Any determination by the Committee shall be final, conclusive and binding upon all persons having any interest under the Plan.  All Committee actions under the Plan shall be taken in accordance with the applicable provisions of the Company’s Certificate of Incorporation and By-laws and the Committee’s Charter.

3.             Eligibility.  Eligibility under this Plan is limited to Eligible Executives.

4.             Awards.

(a)           Not later than the 90th day of each Fiscal Year, the Committee, in its sole and absolute discretion, may designate one or more Eligible Executives as participants in the Plan for such Fiscal Year and specify the terms and conditions for the determination and payment of an Incentive Bonus to each such Eligible Executive for such Fiscal Year.  Not later than the 20th day of each Fiscal Quarter, the Committee, in its sole and absolute discretion, may designate one or more Eligible Executives as participants in the Plan for such Fiscal Quarter and specify the terms and conditions for the determination and payment of an Incentive Bonus to each such Eligible Executive for such Fiscal Quarter.

(b)           Payment of an Incentive Bonus shall be conditioned upon the satisfaction of the Performance Goal, provided, however, that the Committee may establish a minimum level of Consolidated Net Income before any Incentive Bonus may be paid and may set a fixed dollar limit on the total Incentive Bonus payable to any Eligible Executive.

(c)           The Committee, in its sole and absolute discretion, shall have the right to reduce the amount of any Incentive Bonus that would otherwise be payable to an Eligible Executive (including a reduction in such amount to zero) notwithstanding the achievement of the Performance Goal, based on such objective or subjective standards as shall be determined by the Committee from time to time.

(d)           The Incentive Bonus payable to an Eligible Executive with respect to any Fiscal Quarter shall not exceed 4.0% of the Consolidated Net Income for such Fiscal Quarter and the Incentive Bonus payable to an Eligible Executive with respect to any Fiscal Year shall not exceed 2.5% of the Consolidated Net Income for such Fiscal Year; provided, however, that in no event shall any such Incentive Bonus payable to an Eligible Executive exceed $6.0 million in the aggregate for any Fiscal Year.

5.             Committee Certification.  As soon as reasonably practicable after the end of each Fiscal Year or Fiscal Quarter, the Committee shall determine whether the Performance Goal has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such Fiscal Year or Fiscal Quarter and shall certify such determinations in writing.

6.             Payment of Incentive Bonuses.  Subject to any election duly and validly made by an Eligible Executive in accordance with rules prescribed by the Committee with respect to the deferral of all or a portion of his or her Incentive Bonus or the payment of all or a portion of his or her Incentive Bonus in some form other than cash, Incentive Bonuses shall be paid in cash at the time specified below.  Incentive Bonuses payable in a form other than cash shall be valued by the Committee in its sole and absolute discretion, provided, however, that the Committee may, in its discretion, engage outside appraisers of non-cash payments and rely conclusively upon any determination or recommendation made by such appraisers.  Each Incentive Bonus for the first, second and third Fiscal Quarters shall be paid by March 15th of the Fiscal Year immediately following the Fiscal Year for which such amounts are earned by the Eligible Executive.  Each annual Incentive Bonus and/or Incentive Bonus for the fourth Fiscal Quarter payable under the Plan’s terms shall be paid during the Fiscal Year immediately following the Fiscal Year for which such amount is earned by the Eligible Executive.

7.             No Right to Bonus or Continued Employment.  Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (i) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (ii) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company.  The Company expressly reserves any and all rights to discharge any Eligible Executive without incurring liability to any person under the Plan or otherwise.  Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

8.             Withholding.  The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign tax withholding requirements imposed with respect to the payment of any Incentive Bonus.

9.             Nontransferability.  Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

10.           Unfunded Plan.  The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan.  Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company.  An Eligible Executive’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

11.           Effect on Other Plans and Arrangements.  Nothing contained in this Article will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

12.           Adoption, Amendment, Suspension and Termination of the Plan.

(a)           Subject to the approval of the Plan by the holders of a majority of the Company common stock represented and voting on the proposal at the annual meeting of Company stockholders to be held on May 5, 2010 (or any adjournment thereof), the Plan’s terms, as amended and restated, shall be effective for the 2010 fiscal year and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below.

(b)           Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the

Plan in any of the following respects without the approval of the stockholders of the Company then sufficient to approve the Plan in the first instance:

(1)           To increase the maximum amount of Incentive Bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any Eligible Executive under the Plan;

(2)           To materially modify the requirements as to eligibility for participation in the Plan; or

(3)           To change the material terms of the Performance Goal.

(c)           No Incentive Bonus may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

13.           Indemnification of Committee Members.  Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he is or may be a party, or in which he may be involved, by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled from the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.           Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Eligible Executives and their beneficiaries, heirs, and personal representatives.

15.           Construction of Plan.  The captions used in the Plan are for convenience of reference only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

16.           Integrated Plan.  The Plan constitutes the final and complete expression of agreement among the parties hereto with respect to the subject matter hereof.

17.           Compliance with Section 409A of the Code.  The Plan is not intended to provide for the payment of any nonqualified deferred compensation that is subject to Section 409A of the Code. However, to the extent that any payment under the Plan is determined by the Committee to be nonqualified deferred compensation subject to Section 409A of the Code, the Plan is intended to comply with Section 409A of the Code. If any provision herein results in the imposition of an excise tax on any Eligible Executive under Section 409A of the Code, such provision will be reformed to the extent necessary to avoid such imposition as the Committee determines is appropriate to comply with Section 409A of the Code.

18.           Governing Law.  The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

The foregoing Second Amended and Restated Executive Incentive Bonus Plan was duly approved and adopted by the Board of Directors of Southern Union Company, a Delaware corporation, on March 25, 2010.

SOUTHERN UNION COMPANY

BY:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President, Assistant General Counsel and Secretary

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 8 5 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 2. To ratify the appointment of PricewaterhouseCoopers LLP as Southern Union’s independent registered public accounting firm for the year ending December 31, 2010. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015JSD 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Change of Address — Please print new address below. 01 - George L. Lindemann 04 - David Brodsky 02 - Eric D. Herschmann 05 - Frank W. Denius 03 - Michal Barzuza 06 - Kurt A. Gitter, M.D. 1. Election of Directors: For Withhold For Withhold For Withhold 07 - Herbert H. Jacobi 08 - Thomas N. McCarter, III 09 - George Rountree, III 10 - Allan D. Scherer For Against Abstain For Against Abstain 3. To Approve the Adoption of Southern Union’s Second Amended and Restated Executive Incentive Bonus Plan. 1234 5678 9012 345 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/sug • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

This Proxy is Solicited on behalf of the Board of Directors for the May 5, 2010 Annual Meeting of Stockholders George L. Lindemann and Thomas N. McCarter, III, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Southern Union Company to be held on May 5, 2010 at 11:00 a.m. Eastern Time, at The Regency, 540 Park Avenue, New York, New York or at any postponements or adjournments thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 5, 2010 ANNUAL MEETING OF STOCKHOLDERS. THE COMPANY’S PROXY STATEMENT & ANNUAL REPORT ARE AVAILABLE AT WWW.SUG.COM/PROXY_2010. (Items to be voted appear on reverse side.) Proxy — Southern Union Company [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]